As filed with the Securities and Exchange Commission on July 28, 2023.

Registration No. 333-272946

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

Longeveron Inc.
(Exact name of registrant as specified in its charter)

__________________________________________

Delaware	2834	47-2174146
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1951 NW 7th Avenue, Suite 520
Miami, Florida 33136
Telephone: (305) 909-0840
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

Wa’el Hashad
Chief Executive Officer
Longeveron Inc.
1951 NW 7th Avenue, Suite 520
Miami, Florida 33136
Telephone: (305) 909-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

With a copy to:

Jennifer Minter, Esq. Richard DiStefano, Esq. Adam G. Wicks, Esq. Buchanan Ingersoll & Rooney PC Union Trust Building 501 Grant Street, Suite 200 Pittsburgh, PA 15219 Telephone: (412) 562-8800	Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 Telephone: (212) 451-2300

__________________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

__________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The prospectus accompanying this registration statement is being used to register and offer transferable Subscription Rights to purchase shares of Class A common stock and the shares of Class A common stock issuable upon the exercise of such Subscription Rights, to existing holders of common stock of the registrant (and holders of warrants exercisable for common stock), the placement by R.F. Lafferty, the Dealer Manager of any unsubscribed shares of Class A common stock registered hereunder, for an additional period of up to 45 days following expiration of the offering, as well as the potential resale by our principal stockholders and certain of our directors and executive officers of transferable Subscription Rights during the period for which the transferable Subscription Rights may be transferred in accordance with the terms of the Rights Offering.

We will not receive any proceeds from any sale of Subscription Rights undertaken by our principal stockholders and such directors and executive officers.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion, Dated July 28, 2023

            Transferable Subscription Rights to purchase shares of Class A common stock
at $          per share and             shares of Class A common stock
issuable upon exercise of Subscription Rights or subsequent placement

We are distributing to holders (such holders, including holders who may acquire rights by purchasing them from others, referred to in this registration statement as “holders” or “you”) of our Class A common stock, Class B common stock (together, our “common stock”) and holders of warrants exercisable for our Class A common stock (the “Participating Warrants”), at no charge, transferable subscription rights (the “Subscription Rights”) to purchase up to $30.0 million of our Class A common stock. We refer to the offering that is the subject of this prospectus as the “Rights Offering”. In the Rights Offering, you will receive, on August 18, 2023, the record date of the Rights Offering (the “Record Date”), five Subscription Rights for every share of common stock beneficially owned or share of Class A common stock underlying a Participating Warrant owned and settled by 5:00 p.m., Eastern Time, on August 16, 2023.

Each Subscription Right consists of a basic subscription right and an over-subscription privilege. Each Subscription Right will entitle the holder to purchase one share of Class A common stock, at a subscription price per share equal to $            . Once the Rights Offering has commenced, the Subscription Rights will be transferable until the expiration of the Rights Offering. We have applied to list such rights for trading on The Nasdaq Capital Market (“Nasdaq”) under the symbol “LGVNR.” We will not commence this offering until the Subscription Rights are approved for listing by Nasdaq.

In the event that holders exercise Subscription Rights for in excess of the aggregate maximum exercise amount of $30.0 million, the amount subscribed for by each holder will be proportionally reduced, based on the amount subscribed for (not including any over-subscription privilege subscribed for). If you exercise your basic subscription right in full, and any portion of the shares of Class A common stock available under the terms of the Rights Offering remain unsubscribed, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed shares of Class A common stock at the subscription price, subject to proportional reduction if required among those who properly exercised their over-subscription privilege based on the amount of their over-subscription commitment. Once made, all exercises of rights are irrevocable.

You may only purchase the number of shares of Class A common stock purchasable upon exercise of the number of basic subscription rights distributed to you in the Rights Offering, subject to proration as described herein, plus the over-subscription privilege, if any. Accordingly, the number of shares of Class A common stock that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held or would have held upon full exercise of Participating Warrants held on the Record Date and by the extent to which other stockholders exercise their basic subscription rights and over-subscription privileges, which we cannot determine prior to completion of the Rights Offering.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on September 21, 2023, unless the Rights Offering is extended or earlier terminated by us. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Date of the Rights Offering. We may extend the Rights Offering for a period not to exceed 30 days in our sole discretion. All subscription payments will be deposited into an escrow account maintained by the Subscription Agent for the benefit of the holders exercising their subscriptions under the Rights Offering, and if the Rights Offering is not completed for any reason all funds will be promptly returned to such subscribers in the amounts advanced in connection with their respective exercises.

We have engaged R.F. Lafferty & Co., Inc. (“R.F. Lafferty”) as the dealer-manager for the Rights Offering. If the Rights Offering is not fully subscribed following expiration of the Rights Offering, R.F. Lafferty has additionally agreed to use its best efforts to place any of the unsubscribed shares of Class A common stock registered hereunder at the subscription price for an additional period of up to 45 days. The number of shares of Class A common stock that may be sold by us hereunder during this 45 day period will depend upon the number of shares of Class A common stock that remain available hereunder following the subscription and exercise of Subscription Rights.

You should carefully consider whether to exercise your Subscription Rights prior to the expiration of the Rights Offering. All exercises of Subscription Rights are irrevocable, even if the Rights Offering is extended by our Board of Directors for a period of 30 days.

__________________________________________

If we amend the Rights Offering to allow for an extension of the Rights Offering for a period of more than 30 days or make a fundamental change to the terms of the Rights Offering set forth in this prospectus, you may cancel your subscription and receive a prompt refund of any money you have advanced. Our Board of Directors may cancel the Rights Offering at any time prior to the expiration of the Rights Offering for any reason. In the event the Rights Offering is canceled, all subscription payments received by the Subscription Agent will be promptly returned, without interest.

This prospectus may be used to cover sales of Subscription Rights by our principal stockholders and certain of our directors and executive officers as provided for herein. None of our principal stockholders or such directors or executive officers have entered into any binding commitment or agreement to subscribe for or sell Subscription Rights received in this Rights Offering. We will not receive any proceeds from any sale of Subscription Rights by our principal stockholders and such directors and executive officers. See “Principal Stockholder, Director and Executive Officer Information” and “Plan of Distribution”.

In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, under the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of Class A common stock as in our sole discretion determine to be advisable in order to preserve our ability to use the tax attributes. If the amount of Subscription Rights that you exercise is so limited, any amount not used for purchases also will be refunded.

Our Board of Directors is making no recommendation regarding your exercise of the Subscription Rights. Shares of our Class A common stock are traded on The Nasdaq Capital Market under the symbol “LGVN”. On July 13, 2023, the closing sales price for our Class A common stock was $3.35 per share. The shares of Class A common stock issued in the Rights Offering will also be traded on Nasdaq under the same symbol.

	Per Share	Total(1)
Subscription price	$		$30,000,000
Dealer-manager fees and expenses(2)	$	$
Proceeds to us, before expenses	$	$

____________

(1)      Assumes that the Rights Offering is fully subscribed and that the maximum offering amount in the aggregate of $30.0 million is subscribed.

(2)      In connection with the Rights Offering, we have agreed to pay R.F. Lafferty a cash fee up to 6.0% of the gross proceeds of this offering in cash, a non-accountable expense fee of 0.8% of the gross proceeds of the Rights Offering, and an out-of-pocket accountable expense allowance of 0.2%. For any unsubscribed shares of the Class A Common Stock registered hereunder that are placed by R.F. Lafferty during the 45-day placement period following the expiration of the Rights Offering, we have agreed to pay R.F. Lafferty a placement fee equal to, and in lieu of, the dealer-manager fee, with such placement fee and expenses not to exceed the aggregate amounts that would have otherwise been received by R.F. Lafferty if the offering were to have been fully subscribed. See “Plan of Distribution” on page 57 of this prospectus for a description of the fees and expenses to be paid to R.F. Lafferty for services performed in connection with the Rights Offering.

__________________________________________

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

The exercise of your Subscription Rights for shares of our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus, as well as the risk factors and other information in any documents we incorporate by reference into this prospectus, to read about important factors you should consider before exercising your Subscription Rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

If you have any questions or need further information about the Rights Offering, please call Okapi Partners LLC, our information agent for the Rights Offering, at (844) 201-1170 or email at info@okapipartners.com.

The date of this prospectus is             , 2023

i

About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of the prospectus entitled “Where You Can Find More Information.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Industry and Market Data

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our market position and market estimates are based on independent industry publications, government publications, third party forecasts, management’s estimates and assumptions about our markets and our internal research. While we are not aware of any misstatements regarding the market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus.

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 18, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and our audited financial statements, unaudited financial statements and related notes thereto, which are incorporated by reference into this prospectus. In this prospectus, except as otherwise indicated, “Longeveron,” the “Company,” “we,” “our,” and “us” refer to Longeveron Inc., a Delaware corporation.

Business Overview

We are a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is Lomecel-B™. Lomecel-B™ has multiple modes of action that include pro-vascular, pro-regenerative, and anti-inflammatory mechanisms, promoting tissue repair and healing with broad potential applications across a spectrum of disease areas. We are currently pursuing three pipeline indications: Hypoplastic Left Heart Syndrome (HLHS), Aging-related Frailty, and Alzheimer’s disease (AD). Our mission is to advance Lomecel-B™ and other cell-based product candidates into pivotal Phase 3 trials, with the goal of achieving regulatory approvals, subsequent commercialization, and broad use by the healthcare community.

With respect to HLHS, we are exploring the possibility that Lomecel-B™ when administered directly to the myocardium of affected infants can improve outcomes in this devastating rare pediatric disease. The standard of care in HLHS is a series of three reconstructive surgeries, typically at 10 days, 4 months, and approximately 4 years of life. Despite these life-saving surgical interventions, it is estimated that only 50 to 60 percent of affected individuals survive until adolescence. The pro-vascular, pro-regenerative and anti-inflammatory properties of Lomecel-B™ may improve the function of the right ventricle in these infants. A previous Longeveron Phase 1 open-label study (ELPIS I)1 indicated that such a benefit may exist when outcomes were compared to historical controls. Longeveron is currently conducting a controlled study to determine the actual benefit of Lomecel-B™ in these patients.

As of July 1, 2023, we have completed four U.S. clinical studies of Lomecel-B: Phase 1 AD, Phase 1 HLHS, Phase ½ Aging-related frailty (“HERA Trial”) and Phase 2b Aging-related frailty.1 We currently have three clinical trials actively enrolling patients: Phase 2a HLHS (“ELPIS II” trial), Phase 2a AD and Japan Phase 2 study in Japanese patients with Aging-related frailty. Additionally, we sponsor a registry in The Bahamas under the approval and authority of the National Stem Cell Ethics Committee. The Bahamas Registry Trial administers Lomecel-B to eligible participants at two private clinics in Nassau for a variety of indications. While Lomecel-B is considered an investigational product in The Bahamas, under the approval terms from the National Stem Cell Ethics Committee, we are permitted to charge a fee to participate in the Registry Trial.

Since our founding in 2014, we have focused the majority of our time and resources on the following: organizing and staffing our company, building, staffing and equipping a cGMP manufacturing facility with research and development labs, business planning, raising capital, establishing our intellectual property portfolio, generating clinical safety and efficacy data in our selected disease conditions and indications, and developing and expanding our manufacturing processes and capabilities.

We manufacture all of our own product candidates for clinical trials. In 2017, we opened a manufacturing facility comprised of eight clean rooms, two research and development laboratories, and warehouse and storage space. We have supply contracts with multiple third parties for fresh bone marrow, which we use to produce our product candidate for clinical testing and research and development. From time to time, we enter into contract development and manufacturing contracts or arrangements with third parties who seek to utilize our product development capabilities.

____________

1        Sunjay Kaushal, MD, PhD, Joshua M Hare, MD, Jessica R Hoffman, PhD, Riley M Boyd, BA, Kevin N Ramdas, MD, MPH, Nicholas Pietris, MD, Shelby Kutty, MD, PhD, MS, James S Tweddell, MD, S Adil Husain, MD, Shaji C Menon, MBBS, MD, MS, Linda M Lambert, MSN-cFNP, David A Danford, MD, Seth J Kligerman, MD, Narutoshi Hibino, MD, PhD, Laxminarayana Korutla, PhD, Prashanth Vallabhajosyula, MD, MS, Michael J Campbell, MD, Aisha Khan, PhD, Eric Naioti, MSPH, Keyvan Yousefi, PharmD, PhD, Danial Mehranfard, PharmD, MBA, Lisa McClain-Moss, Anthony A Oliva, PhD, Michael E Davis, PhD, Intramyocardial cell-based therapy with Lomecel-B during bidirectional cavopulmonary anastomosis for hypoplastic left heart syndrome: The ELPIS phase I trial, European Heart Journal Open, 2023.

Since the time that we became a publicly traded company in February 2021, we have sold 4,079,288 shares of Class A common stock through our IPO and a December 2021 private issuance of public equity (PIPE) offering, and warrants to purchase 1,169,288 shares of Class A common stock at an initial exercise price of $17.50 per share, for aggregate gross proceeds of $49.6 million prior to discounts, commissions and other offering expenses.

When appropriate funding opportunities arise, we routinely apply for grant funding to support our ongoing research and since 2016 we have received approximately $16.0 million in grant awards ($11.9 million of which has been directly awarded to us and is recognized as revenue when the performance obligations are met) from the National Institute on Aging (NIA) of the National Institutes of Health (NIH), the National Heart Lung and Blood Institute (NHLBI) of the NIH, the Alzheimer’s Association, and the Maryland Stem Cell Research Fund (MSCRF) of the Maryland Technology Development Corporation, or TEDCO.

Implication of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Class A common stock held by non-affiliates exceeded $700.0 million as of the last business day of our most recently completed second fiscal quarter or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may (i) reduce our executive compensation disclosure; (ii) present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and correspondingly reduced. Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure; (iii) avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and (iv) not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We have availed ourselves in this prospectus of the reduced reporting requirements described above. As a result, the information that we provide stockholders may be less comprehensive than what you might receive from other public companies. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We have elected to avail ourselves of the exemption that allows emerging growth companies to extend the transition period for complying with new or revised financial accounting standards. This election is irrevocable.

We are also currently a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our public float is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our public float is less than $700.0 million measured on the last business day of our second fiscal quarter. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Summary of Clinical Development Strategy

Our core strategy is to become a world-leading regenerative medicine company through the development and commercialization of novel cell therapy products for unmet medical needs, with a focus on HLHS. Key elements of our current business strategy are as follows.

•        Focus on the execution of ELPIS II, a Phase 2 randomized controlled trial set forth in greater detail below, to measure the efficacy of Lomecel-B in HLHS. This trial is ongoing and is being conducted in collaboration with the National Heart, Lung, and Blood Institute through grants from the NIH.

•        Continue to develop our existing international programs. We have selected Japan as our first non-U.S. territory for a randomized, double-blinded, placebo-controlled clinical trial to evaluate Lomecel-B for Aging-related frailty with the aim of receiving approval under the Act on the Safety of Regenerative Medicine (ASRM) based on previous clinical data from non-Japanese as well as this Phase 2 study in Japan. We may explore conditional or full approval in Japan of Lomecel-B under the Pharmaceuticals and Medical Devices Act (PMDA) for the treatment of Aging-Related Frailty in the future. We may also explore other indications in Japan, and potentially pursue Aging-related frailty and other indications in additional international locations for further development and commercialization.

•        Continue to pursue the therapeutic potential of Lomecel-B™ in Alzheimer’s disease (AD). We have previously conducted a small Phase 1b study in which it appeared that a single dose of Lomecel-B™ may preserve cognition in patients with mild AD as compared to those who received placebo treatment. We are now conducting a small multiple-dose Phase 2 randomized placebo-controlled study in mild AD patients to determine the safety of administering up to four doses of Lomecel-B™ in this aged population. In addition to establishing safety for further investigation, we will endeavor to measure any positive effects of Lomecel-B™ in mild AD patients through a combination of cognitive and imaging endpoints as well as to determine the extent of target engagement by Lomecel-B™ in this patient population.

•        Expand our manufacturing capabilities to commercial-scale production.

•        Collaborative arrangements and out-licensing opportunities. We will be opportunistic and consider entering into co-development, out-licensing, or other collaboration agreements for the purpose of eventually commercializing Lomecel-B™ and other products domestically and internationally if appropriate approvals are obtained.

•        Product candidate development pipeline through internal research and development and in-licensing. Through our research and development program, and through strategic in-licensing agreements, or other business development arrangements, we intend to actively explore promising potential additions to our pipeline.

•        Continue to expand our intellectual property portfolio. Our intellectual property is vitally important to our business strategy, and we take significant steps to develop this property and protect its value. Results from our ongoing research and development efforts are intended to add to our existing intellectual property portfolio.

Risks of Investing

Investing in our securities involves substantial risks. Potential investors are urged to read and consider the risk factors relating to an investment in the Class A common stock set forth under “Risk Factors” in this prospectus as well as other information we include in this prospectus.

Corporate Information

We were initially formed as a Delaware limited liability company in October 2014. As part of our initial public offering in February 2021, Longeveron LLC converted into a Delaware corporation pursuant to a statutory conversion, and changed its name to Longeveron Inc. Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information, Incorporation of Certain Information by Reference”. Our principal executive offices are located at 1951 NW 7th Avenue, Suite 520, Miami, Florida 33136 and our telephone number is (305) 909-0840. Our website address is www.longeveron.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

SUMMARY OF THE OFFERING

The following summary describes the principal terms of the Rights Offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms of the Rights Offering.

Securities Offered

We are distributing, at no charge, to holders of our Class A common stock, Class B common stock (together, our “common stock”), and holders of outstanding warrants exercisable for our Class A common stock (the “Participating Warrants”), transferable Subscription Rights to purchase up to $30.0 million of our Class A common stock. Holders of our common stock will receive five transferable Subscription Rights for each share of common stock owned, and holders of Participating Warrants will receive five Subscription Rights for each share of Class A common stock they would own upon full exercise of the Participating Warrants owned and settled, by 5:00 p.m., Eastern Time, on August 16, 2023.

Subscription Right

Each Subscription Right entitles the holder to purchase one share of our Class A common stock for $       per whole share of Class A common stock. Once the Rights Offering has commenced, the Subscription Rights will be transferable until the expiration of the Rights Offering. We have applied to list such rights for trading on Nasdaq under the symbol “LGVNR”. We will not commence this offering until the Subscription Rights are approved for listing by Nasdaq.

Basic Right and Over-Subscription Privilege

The basic subscription right will entitle the holder to purchase, subject to proration, one share of our Class A common stock at a subscription price of $       per share.

If you fully exercise your basic subscription right, and aggregate basic subscription rights are exercised for an amount less than $30.0 million in the aggregate, you may also exercise an over-subscription privilege to purchase additional shares of Class A common stock that remain unsubscribed at the expiration of the Rights Offering, subject to the availability and pro rata allocation of shares among stockholders exercising this over-subscription privilege.

Record Date

August 18, 2023.

Expiration Date of the Rights Offering

5:00 p.m., Eastern Time, on September 21, 2023 (referred to herein as the “Expiration Date”).

Subscription Price

$       per share, payable in cash. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the Rights Offering.

Placement Period Following Expiration of Rights Offering

In the event that the Rights Offering is not fully subscribed as of the time of its expiration, R.F. Lafferty has agreed to use its best efforts to place any unsubscribed shares of the Class A common stock registered hereunder, at the subscription price, for an additional period of up to 45 days. The number of shares of Class A common stock that may be sold by us during this period will depend upon the number of shares that remain available following the subscription and the exercise of Subscription Rights by our common stockholders and holders of Participating Warrants. No assurance can be given that any unsubscribed shares of Class A common stock will be sold during this period.

Use of Proceeds

We are conducting the Rights Offering, and the placement of any unsubscribed shares of Class A common stock thereafter, to provide funding for our ongoing clinical and regulatory development of Lomecel-B™ for the treatment of several disease states and indications, including HLHS, and the ongoing and prospective clinical studies of Lomecel-B™ with respect to Aging-related Frailty study being conducted in Japan, capital expenditures, working capital; and the balance, if any, for other general corporate purposes. We will not receive any proceeds from sales of Subscription Rights undertaken by our principal stockholders, directors and executive officers. See “Use of Proceeds” for a more detailed description of the intended use of proceeds from the Rights Offering.

Transferability of Rights

The Subscription Rights will be transferable during the course of the subscription period. The Class A common stock underlying the Subscription Rights may not be transferred separately. We have applied to list such rights for trading on Nasdaq under the symbol “LGVNR”. We will not commence this offering until the Subscription Rights are approved for listing by Nasdaq. The Subscription Rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Subscription Rights or the market value of the rights.

This prospectus may be used to cover sales of Subscription Rights by our principal stockholders and certain of our directors and executive officers, as provided for herein. None of our principal stockholders or such directors or executive officers have entered into any binding commitment or agreement to subscribe for or sell Subscription Rights received in this Rights Offering. We will not receive any proceeds from any sale of Subscription Rights by our principal stockholders or such directors and executive officers.

If you are a registered holder of our common stock or Participating Warrants and do not wish to exercise your Subscription Rights, you may instruct the Subscription Agent to sell all or a portion of your Subscription Rights by following the instructions in the Transferable Subscription Rights Certificate that will be provided to you (your “Rights Certificate”). If you wish to transfer all or a portion of your Subscription Rights, you and your transferee may submit a simultaneous instruction to the Subscription Agent to transfer your Subscription Rights and to exercise such transferred Subscription Rights on behalf of the transferee by following the instructions in your Rights Certificate. The Subscription Agent must receive such simultaneous transfer and exercise instruction by 5:00 p.m., Eastern Time, on the Expiration Date.

The Subscription Agent will only facilitate sales of Subscription Rights until 5:00 p.m., Eastern Time, five business days prior to September 21, 2023, the Expiration Date (as it may be extended). Therefore, if you wish to sell, subdivide or transfer (without simultaneous exercise) your Subscription Rights, the Subscription Agent must receive your instruction by 5:00 p.m., Eastern Time, on September 14, 2023. Neither we nor the Subscription Agent shall have any liability to a transferee or transferor of Subscription Rights if Rights Certificates are not received in time for exercise prior to the Expiration Date or subdivision or transfer (without simultaneous exercise) prior to September 14, 2023, five business days prior to September 21, 2023, the Expiration Date (as it may be extended).

Medallion Guarantee May Be Required

Unless your Rights Certificate provides that the shares of Class A common stock are to be delivered to you as record holder of those rights, or you are an eligible institution, your signature on a Rights Certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent.

Shares Outstanding Before the Rights Offering

6,311,725 shares of our Class A common stock, 14,855,539 shares of our Class B common stock, and warrants exercisable for 1,271,399 shares of Class A common stock at a weighted average exercise price of $17.26, as of July 13, 2023. Holders of Class A common stock generally have rights identical to holders of Class B common stock, except that holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to five votes per share. The holders of Class B common stock may convert each share of Class B common stock into one share of Class A common stock at any time at the holder’s option. Class B common stock is not publicly tradable.

Shares Outstanding After the Rights Offering

Assuming            shares of our Class A common stock are issued in the Rights Offering through the exercise of Subscription Rights, and no Participating Warrants are exercised, we anticipate that            shares of our Class A common stock, and 14,855,539 shares of our Class B common stock, will be outstanding following the completion of the Rights Offering.

U.S. Federal Income Tax Considerations

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering, but the receipt and exercise of the Subscription Rights is unclear in certain respects. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences” on page 51. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and the disposition or exercise of Subscription Rights and the receipt, ownership and disposition of Common Stock.

Extension, Cancellation and Amendment

We reserve the option to extend the offering period for exercising your Subscription Rights for a period not to exceed 30 days, although we do not presently intend to do so. If we elect to extend the expiration of the Rights Offering period, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the Rights Offering. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend the offering if we decide to give investors more time to exercise their Subscription Rights in the Rights Offering.

The Board may cancel the Rights Offering at any time before its expiration for any reason. If the Rights Offering is canceled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the Subscription Agent will be promptly returned, without interest or penalty. However, if the Rights Offering is terminated, and you have purchased Subscription Rights in the open market, you will not receive any refund with respect to such purchase.

The Board also reserves the right to amend the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments may include a change in the subscription price, although no such change is presently contemplated.

If we should make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder or Participating Warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the Expiration Date of the Rights Offering period to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new Expiration Date.

Procedures for Exercising Rights

To exercise your Subscription Rights, you must complete the Rights Certificate and deliver to the Subscription Agent, together with full payment for all the Subscription Rights you elect to exercise under the basic subscription right and over-subscription privilege, before the expiration of the offering period. See the section entitled “The Rights Offering — Methods for Exercising Subscription Rights” for detailed information on the procedure and requirements for exercising your Subscription Rights. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your record holder to exercise, sell or transfer your Subscription Right on your behalf and deliver all required documents and payment before the expiration of the offering period.

Participation of Certain Warrant Holders

Holders of our warrants to purchase Class A common stock (the “Participating Warrants”) have the contractual right to participate in the Rights Offering, including holders of warrants issued to underwriters in February 2021 and to placement agents and investors in December 2021. Each such eligible warrant holder will receive five Subscription Rights for each share of Common Stock that such warrant holder’s warrant is exercisable for (or, as referred to elsewhere herein, for each share that such warrant holder is deemed to own). A total of 6,356,995 Subscription Rights will be issued to these warrant holders. Holders of certain warrants issued to investors in December 2021 (referred to as the “PIPE Warrants”) also have rights to a downward adjustment in the exercise price for 1,169,288 of these warrants if the deemed subscription price is below the current warrant exercise price. See “Description of Capital Stock — Outstanding Warrants — Class A Common Stock Warrants Issued to Participants in February and December 2021 Offerings.”

No Revocation

All exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Right, or if the market price of Common Stock falls below the subscription price, or if the Rights Offering is extended by the Board of Directors. You should not exercise your Subscription Right unless you are certain that you wish to purchase shares at a subscription price of $       per share.

Risk Factors

Since our inception, we have incurred substantial losses. We will need the funding sought under this prospectus to remain a going concern, maintain operations, and to continue our current and planned clinical trial activity. Our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our securities. In particular, you should carefully consider all of the risks which are discussed more fully in “Risk Factors” beginning on page 18 of this prospectus and those incorporated by reference from our filings with the Securities and Exchange Commission.

Dividend Policy

We have never declared or paid any dividends to the holders of our Class A common stock and we do not expect to pay cash dividends in the foreseeable future. We currently intend to retain any earnings for use in connection with the operation of our business and for general corporate purposes.

Nasdaq Symbol for Class A common stock	LGVN
Transfer Agent and Subscription Agent	Colonial Stock Transfer Company, Inc.
Information Agent	Okapi Partners LLC

The number of shares of our Class A common stock outstanding prior to and immediately after this offering, as set forth above, excludes the following potentially dilutive securities as of July 13, 2023:

•        1,271,399 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price as of July 13, 2023 of $17.26 per share. As noted elsewhere in this prospectus, holders of PIPE Warrants also have rights to a downward adjustment in the exercise price for 1,169,288 of these warrants if the deemed subscription price is below the current warrant exercise price.

•        102,754 shares issuable upon the vesting of RSUs under the Company’s 2021 Incentive Award Plan.

•        125,000 shares issuable upon the vesting of Performance Share Units (PSUs) under the Company’s 2021 Incentive Award Plan.

•        401,681 stock options outstanding with an average exercise price as of July 13, 2023 of $6.07 issuable under the Company’s 2021 Incentive Award Plan.

Questions and Answers About the Rights Offering

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering, the shares of Class A common stock offered hereby, and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus.

Why are we conducting the Rights Offering?

We are conducting the offering to raise capital that we intend to use to continue our clinical trial pipeline and for general corporate purposes. See “Use of Proceeds” section for additional detail.

What is the Rights Offering?

We are distributing to holders of our common stock and Participating Warrants, at no charge, transferable Subscription Rights to purchase shares of Class A common stock. On the Record Date, August 18, 2023, you will receive five Subscription Rights for each whole share of common stock owned, and five Subscription Rights for every share of Class A common stock you would own upon full exercise of Participating Warrants you hold, as of 5:00 p.m., Eastern Time, on August 16, 2023. Each Subscription Right will entitle the holder to a basic subscription right and an over-subscription privilege.

What is the basic subscription right?

A basic subscription right will entitle you to purchase one share of Class A common stock, at the subscription price, for each share of common stock or Participating Warrant held by you as of 5:00 p.m., Eastern Time, on August 16, 2023. If you owned 100 shares of common stock as of that time, on the Record Date you will receive 500 Subscription Rights. You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any basic subscription rights at all.

If you are a record holder or hold Participating Warrants, the number of Class A common shares you may purchase pursuant to your basic subscription right is indicated on the Rights Certificate. If you hold your shares in the name of a broker, dealer, bank, or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue five Subscription Rights to your nominee record holder for each share of our common stock that you own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

If sufficient shares of Class A common stock are available, we will seek to honor your basic subscription right request in full. In the event that holders exercise basic subscription rights for amounts in excess of $30.0 million, the amount subscribed for by each person will be proportionally reduced, based on the amount subscribed for by each person (not including any over-subscription privilege subscribed for).

See “The Rights Offering — Limitation on the Purchase of Shares of Class A Common Stock” for a description of certain limitations on purchase.

What is the over-subscription privilege?

If you exercise your basic subscription right in full, you may also choose to exercise your over-subscription privilege to purchase shares of Class A common stock in the event that the other holders do not purchase through the exercise of their basic subscription right, and which remain available under the Rights Offering. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, the aggregate amount you would like to apply to purchase shares of Class A common stock pursuant to your over-subscription privilege.

If sufficient shares of Class A common stock are available, we will seek to honor your over-subscription request in full. To the extent the number of unsubscribed shares of Class A common stock is insufficient to satisfy all of the properly exercised over-subscription privilege requests, the available shares will be prorated among those who properly exercised their over-subscription privilege in proportion to their respective over-subscription commitment. See “The Rights Offering — Limitation on the Purchase of Shares of Class A common stock” for a description of certain limitations on purchase.

To properly exercise your over-subscription privilege, you must deliver to the Subscription Agent the subscription payment related to your over-subscription privilege before the Rights Offering expires. See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.” To the extent you properly exercise your over-subscription privilege for a number of shares of Class A common stock that exceeds the number of unsubscribed shares of Class A common stock available to you, any excess subscription payments will be promptly returned to you after the expiration of the Rights Offering, without interest or penalty.

To the extent the aggregate subscription price of the maximum number of unsubscribed shares of Class A common stock available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty.

The Subscription Agent will determine the over-subscription allocation based on the formula described above and will notify rights holders of the number of shares allocated to each holder exercising the over-subscription privilege as promptly as may be practicable after the allocations are completed.

Will fractional shares be issued upon exercise of Subscription Rights?

No. We will not issue fractional shares of Class A common stock in the Rights Offering. Any excess subscription payments received by the Subscription Agent will be promptly returned after expiration of the Rights Offering, without interest or penalty.

What effect will the Rights Offering have on our outstanding Class A common stock?

6,311,725 shares of our Class A common stock, 14,855,539 shares of our Class B common stock, and Participating Warrants exercisable for 1,271,399 shares of Class A common stock at a weighted average exercise price of $17.26, were outstanding as of July 13, 2023. Based on the foregoing, and assuming no other transactions by us involving our Class A common stock prior to the expiration of the Rights Offering (including no exercise of Participating Warrants), and the Rights Offering is fully subscribed for the maximum number of shares of Class A common stock available, approximately            shares of our Class A common stock will be issued and outstanding. The exact number of shares of Class A common stock that we will issue in the Rights Offering will depend on the subscription price and the number of shares of Class A common stock subscribed for. The Rights Offering will have no impact on the number of shares of Class B common stock outstanding.

How was the subscription price formula determined?

A committee consisting solely of independent members of our Board of Directors determined the subscription price taking into consideration, among other things, the following factors:

•        the current and historical trading prices of our Class A common stock on Nasdaq;

•        the price at which stockholders might be willing to participate in the Rights Offering;

•        our need for additional capital and liquidity;

•        the cost of capital from other sources;

•        our business prospects and general conditions of the securities markets; and

•        comparable precedent transactions, including the percentage of shares offered, the terms of the Subscription Rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the independent committee reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The independent committee believes that the subscription price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their basic subscription right and their over-subscription privilege.

The subscription price does not necessarily bear any relationship to any established criteria for value. You should not consider the subscription price as an indication of actual value of Longeveron or our Class A common stock. We cannot assure you that the market price of our Class A common stock will not decline during or after the Rights Offering. You should obtain a current price quote for our Class A common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

Am I required to exercise all of the basic subscription rights I receive in the Rights Offering?

No. You may exercise any number of your basic subscription rights, or you may choose not to exercise any basic right. If you do not exercise any basic subscription right, the number of shares of our Class A common stock you own will not change. However, if you choose not to exercise your basic subscription right in full, your proportionate ownership interest in our Company will decrease. If you do not exercise your basic subscription right in full, you will not be entitled to exercise your over-subscription privilege.

How soon must I act to exercise my Subscription Rights?

If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for both your basic subscription right and any over-subscription privilege you elect to exercise before the Rights Offering expires on September 21, 2023, at 5:00 p.m. Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank, or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

If I do not exercise my Subscription Rights, may I sell my Subscription Rights?

Yes. The Subscription Rights will be transferable during the course of the Subscription Period. We have applied to list such rights for trading on Nasdaq under the symbol “LGVNR”. We will not commence this offering until the Subscription Rights are approved for listing by Nasdaq. The Subscription Rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Subscription Rights or the market value of the rights. Therefore, we cannot assure you that you will be able to sell any of your Subscription Rights or as to the value you may receive in a sale. The Class A common stock underlying the Subscription Rights may not be transferred separately.

If you are a registered holder of our common stock or Participating Warrants and do not wish to exercise your Subscription Rights, you may instruct the Subscription Agent to sell all or a portion of your Subscription Rights by following the instructions in your Rights Certificate. The Subscription Agent will only facilitate sales of Subscription Rights until 5:00 p.m., Eastern Time, five business days prior to September 21, 2023, the Expiration Date (as it may be extended). Therefore, if you wish to sell your subscription rights, the Subscription Agent must receive your instruction by 5:00 p.m., Eastern Time, on September 14, 2023.

This prospectus also covers the possible sale by the Company’s principal stockholders and certain of the Company’s directors and executive officers identified herein of up to 77,594,345 Subscription Rights. The individuals identified may sell some, all, or none of the Subscription Rights distributed to them.

If I do not exercise my Subscription Rights, may I transfer my Subscription Rights?

Yes. The Subscription Rights will be transferable during the course of the Subscription Period. As a result, you may transfer your Subscription Rights during the course of the Subscription Period if you do not want to purchase any shares of our Class A common stock.

If you are a registered holder of our common stock or Participating Warrants and do not wish to exercise your Subscription Rights, you may instruct the Subscription Agent to transfer all or a portion of your Subscription Rights. If you wish to transfer all or a portion of your Subscription Rights, you and your transferee may submit a simultaneous instruction to the Subscription Agent to transfer your Subscription Rights and to exercise such transferred Subscription Rights on behalf of the transferee by following the instructions in your Rights Certificate. The Subscription Agent must receive such simultaneous transfer and exercise instruction by 5:00 p.m., Eastern Time, on the Expiration Date. The Subscription Agent will only facilitate subdivisions or transfers (without simultaneous exercise) of the physical Subscription Rights until 5:00 p.m., Eastern Time, five business days prior to September 21, 2023, the Expiration Date (as it may be extended). Therefore, if you wish to subdivide or transfer (without simultaneous exercise) your Subscription Rights, the Subscription Agent must receive your instruction by 5:00 p.m., Eastern Time, on September 14, 2023. Neither we nor the Subscription Agent shall have any liability to a transferee or transferor of Subscription Rights if Rights Certificates are not received in time for exercise prior to the Expiration Date or subdivision or transfer (without simultaneous exercise) five business days prior to the Expiration Date (as it may be extended).

This prospectus also covers the possible sale by the Company’s principal stockholders and certain of the Company’s directors and executive officers identified herein of up to 77,594,345 Subscription Rights. The individuals identified may sell some, all, or none of the Subscription Rights distributed to them.

Is there a minimum subscription required to complete the Rights Offering?

There is no individual minimum purchase requirement in the Rights Offering, and no minimum subscription required for the Rights Offering.

Are there any conditions to completing the Rights Offering?

There are no conditions to completion.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in escrow until completion of the Rights Offering. If the Rights Offering is not completed, the Subscription Agent will return promptly, without interest, all subscription payments. We reserve the right to terminate the offering at any time if, due to market conditions or otherwise, the Board of Directors deems it advisable not to proceed with the Rights Offering.

Will our directors and executive officers participate in the Rights Offering or have the ability to sell their subscription rights?

To the extent they hold common stock as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms applicable to our stockholders and warrant holders receiving Subscription Rights. None of our directors or executive officers have entered into any binding commitment or agreement to exercise Subscription Rights received in the Rights Offering, but some have given indications they intend to participate in the Rights Offering at varying levels, though there can be no assurances any of our principal stockholders, directors and executive officers will participate in the Rights Offering. This prospectus may be used to cover the sales of Subscription Rights by our principal stockholders and certain of our directors and executive officers as provided for herein. None of our principal stockholders or such directors and executive officers have entered into any binding commitment or agreement to sell Subscription Rights received in this Rights Offering. Our principal stockholders are Joshua M. Hare, co-founder, Chief Science Officer and Chairman, and Donald M. Soffer, co-founder and former member of our Board of Directors. Dr. Hare has indicated an intention to participate in the Rights Offering but has made no commitment to do so. See “Principal Stockholder, Director and Executive Officer Information”.

Will holders of our equity awards to employees, officers and directors receive rights in the Rights Offering?

Holders of our equity awards to employees, officers and directors, including outstanding stock options, will not receive rights in the Rights Offering in connection with such equity awards, but will receive Subscription Rights in connection with any shares of our common stock held as of the Record Date.

Will holders of our warrants be permitted to participate in the Rights Offering?

Holders of our warrants to purchase Class A common stock have the contractual right to participate in the Rights Offering, including holders of warrants issued to investors in February and December 2021. As of July 13, 2023, such eligible holders held warrants to purchase 1,271,399 shares of Class A common stock.

Has the Board of Directors made a recommendation to stockholders regarding the Rights Offering?

No. Our Board of Directors is not making a recommendation regarding your exercise of the Subscription Rights. Holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which our shares of Class A common stock will trade after the Rights Offering. On July 13, 2023 the closing price of our Class A common stock was $3.35 per share. The market price for our Class A common stock may be above the subscription price or may be below the subscription price. If you exercise your Subscription Rights, you may not be able to sell the underlying shares of our Class A common stock in the future at the same price or a higher price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in this prospectus. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

How do I exercise my Subscription Rights?

If you are a stockholder of record (meaning you hold your shares of our common stock or Participating Warrants in your name and not through a broker, dealer, bank, or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the subscription price for both your basic subscription right and any over-subscription privilege you elect to exercise, to the Subscription Agent before 5:00 p.m. Eastern Time, on September 21, 2023. If you are exercising your Subscription Rights through your broker, dealer, bank, or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents and payment for the shares of Class A common stock subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares are held in “street name”?

If you hold your shares of our common stock in the name of a broker, dealer, bank, or other nominee, then your broker, dealer, bank, or other nominee is the record holder of the shares you own. The record holder must exercise, transfer or sell the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you. If you wish to participate in Rights Offering and purchase shares of Class A common stock, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank, or other nominee, to notify you of Rights Offering.

What form of payment is required?

You must timely pay the full subscription price for the full number of shares you wish to acquire pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a cashier’s check drawn on a U.S. bank, or wire transfer. If you send payment by personal uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. As such, any payments made by personal check should be delivered to the Subscription Agent no fewer than three business days prior to the Expiration Date. If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares of Class A common stock you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received.

When will I receive my new shares of Class A common stock?

The Subscription Agent will arrange for the issuance of the Class A common stock promptly after the expiration of the Rights Offering, payment for the shares of Class A common stock subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. All shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our Subscription Agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a broker, dealer, bank, or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering.

After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable unless the Rights Offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to participate in the Rights Offering.

How much will the Company receive from the Rights Offering?

Assuming the Rights Offering is fully subscribed for $30.0 million, we estimate that the net proceeds from the Rights Offering will be approximately $       million, after deducting fees and expenses payable to the dealer-manager, and after deducting other expenses payable by us.

What are the limitations on the exercise of the basic subscription right and over-subscription privilege?

In the event that holders exercise basic subscription rights for amounts in excess of $30.0 million, the amount subscribed for by each person will be proportionally reduced, based on the amount subscribed for by each holder pursuant to their basic subscription right (i.e. not including any over-subscription privilege subscribed for).

In the event that the exercise by a holder of the basic subscription right or the over-subscription privilege could, as determined by Longeveron in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, Longeveron may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription right or the over- subscription privilege to such number of shares of Class A common stock as Longeveron in its sole discretion shall determine to be advisable in order to preserve its ability to use the Tax Attributes. If the amount of Subscription Rights that you exercise is so limited, any amount not used for purchases also will be refunded. See also “The Rights Offering — Limitation on the Purchase of Shares of Class A Common Stock”.

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of additional shares of our Class A common stock and you should consider this investment as carefully as you would consider any other investment. We cannot assure you that the market price of our Class A common stock will exceed the subscription price, nor can we assure you that the market price of our Class A common stock will not further decline after the Rights Offering. We also cannot assure you that you will be able to sell shares of our Class A common stock purchased in the Rights Offering at a price equal to or greater than the subscription price. In addition, you should carefully consider the risks described under the heading “Risk Factors” for discussion of some of the risks involved in investing in our securities.

Can the Board of Directors terminate or extend the Rights Offering?

Yes. Our Board of Directors may decide to terminate the Rights Offering prior to the expiration of the Rights Offering. We also have the right to extend the Rights Offering for a period not to exceed 30 days. We do not presently intend to extend the Rights Offering. We will notify stockholders if the Rights Offering is terminated or extended by issuing a press release. In the event that we decide to extend the Rights Offering and you have already exercised your Subscription Rights, your subscription payment will remain with the Subscription Agent until such time as the Rights Offering closes or is terminated.

Our Board of Directors also reserves the right to amend or modify the terms of the Rights Offering in its sole discretion. If we should make any fundamental changes to the terms of the Rights Offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the Expiration Date of the Rights Offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new Expiration Date. The terms of the Rights Offering cannot be modified or amended after the Expiration Date of the Rights Offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder or eligible warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the offering, you will promptly receive a refund of the money you have advanced, without interest. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares. However, if the Rights Offering is terminated, and you have purchased Subscription Rights in the open market, you will not receive any refund with respect to the purchase.

In addition, if we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder or eligible warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.

How do I exercise my Subscription Rights if I live outside the United States?

The Subscription Agent will hold Rights Certificates for stockholders having addresses outside the United States. To exercise Subscription Rights, foreign stockholders must notify the Subscription Agent and timely follow other procedures described in the section entitled “The Rights Offering — Foreign Stockholders”.

What regulatory limitations could be applicable to participants in the Rights Offering?

We will not be required to issue to you shares of our Class A common stock pursuant to the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the Rights Offering expires, you have not obtained such clearance or approval.

What fees or charges apply if I purchase shares of our Class A common stock?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising Subscription Rights?

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering, but the receipt and exercise of the Subscription Rights is unclear in certain respects. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences” on page 51.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, Rights Certificate, notices of guaranteed delivery and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, Rights Certificate, notices of guaranteed delivery and subscription payment by hand delivery, first class mail or courier service to:

Colonial Stock Transfer Company, Inc.

7840 S 700 E.,

Sandy, UT 84070

You are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the Subscription Agent.

Whom should I contact if I have other questions?

If you have any questions about the Rights Offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact the Information Agent, Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, New York 10036 at (844) 201-1170 or by email at info@okapipartners.com.

Who is the dealer-manager for this offering and placement agent for any unsubscribed shares of Class A common stock?

R.F. Lafferty will act as the dealer-manager for the Rights Offering. R.F. Lafferty is not underwriting any of the Subscription Rights being sold in this offering and does not make any recommendation with respect to such rights (including with respect to the exercise of such Subscription Rights). As contemplated by the dealer-manager agreement, R.F. Lafferty will not solicit any holders of the securities (including the rights) or engage in the offer and sale of such securities in any jurisdiction in which such securities are not qualified or registered for sale in accordance with, or exempt from, the state securities or blue sky laws of such jurisdiction unless and until (i) we have advised R.F. Lafferty that such securities have been qualified or registered in accordance with, or are exempt from application of, the state securities or blue sky laws of such jurisdiction, as applicable, and (ii) R.F. Lafferty possesses all required licenses and registrations to solicit or offer such securities in that jurisdiction.

If the Rights Offering is not fully subscribed following its expiration, R.F. Lafferty has additionally agreed to use its best efforts to place any of the unsubscribed shares of Class A common stock registered hereunder at the subscription price for an additional period of up to 45 days. The number of shares of Class A common stock that may be sold by us during this 45 day period will depend upon the number of shares of Class A common stock that remain available hereunder following the subscription and exercise of Subscription Rights by our stockholders. See “Plan of Distribution” on page 57 for a discussion of the fees and expenses to be paid to R.F. Lafferty in connection with the Rights Offering.

Important Dates

Set forth below are certain important dates for this offering, which generally are subject to extension:

Record Date	August 18, 2023
Commencement date	August 22, 2023
Deadline for delivery of instructions for sale, subdivisions or transfer (without simultaneous exercise) of Rights Certificate	September 14, 2023
Expiration Date	September 21, 2023
Deadline for delivery of Rights Certificates, notices of guaranteed delivery and payment of subscription price	September 21, 2023
Deadline for delivery of subscription certificates pursuant to notices of guaranteed delivery	September 25, 2023

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current expectations about our future results, performance, prospects and opportunities. This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this Prospectus include, but are not limited to, statements about:

•        the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•        the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials;

•        the size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

•        the success of competing therapies that are or may become available;

•        the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

•        our ability to obtain and maintain regulatory approval of our product candidates in the U.S., Japan and other jurisdictions;

•        our plans relating to the further development of our product candidates, including additional disease states or indications we may pursue;

•        our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others;

•        the need to hire additional personnel and our ability to attract and retain such personnel;

•        our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•        our need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors;

•        our financial performance;

•        the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•        our ability to consummate the Rights Offering;

•        whether we reject any subscriptions in the Rights Offering in order to protect the Company from the loss of its net operating losses;

•        the amount of proceeds we receive from the Rights Offering and how our management uses those proceeds; and

•        the impact of the Rights Offering on the trading price of our Class A common stock.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information contained in this prospectus and which is incorporated by reference in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, before making an investment decision with respect to our securities. The occurrence of any of the following risks or those incorporated by reference, or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of our Class A common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below and those incorporated by reference.

Risks Related to the Rights Offering

The subscription price determined for this Rights Offering is not necessarily an indication of the value of our Class A common stock.

The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or the future market value of our Class A common stock. We cannot assure you that you will be able to sell shares purchased in the Rights Offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the market price of our Class A common stock prior to the closing of the Rights Offering.

The Rights Offering may cause the price of our Class A common stock to decline.

Depending upon the market price of our Class A common stock at the time of our announcement of the Rights Offering and its terms, including the subscription price, together with the number of shares of Class A common stock we could issue if the Rights Offering is completed, may result in a decrease in the market price of our Class A common stock. This decrease may continue after the completion of the Rights Offering. If that occurs, your purchase of shares of our Class A common stock in the Rights Offering may be at a price greater than the prevailing market price. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares of our Class A common stock received upon exercise of those rights choose to sell some or all of those shares, the resulting sales could depress the market price of our Class A common stock. Accordingly, you may be able to purchase our shares of common stock on the open market at a price below the subscription price.

Because you may not revoke or change your exercise of the Subscription Rights, you could be committed to buying shares above the prevailing market price at the time the Rights Offering is completed.

Once you exercise your Subscription Rights, you may not revoke or change the exercise. The market price of our Class A common stock may decline before the Subscription Rights expire. If you exercise your Subscription Rights, and, afterwards, the market price of our Class A common stock decreases below the subscription price, you will have committed to buying shares of our Class A common stock at a price above the prevailing market price and could have an immediate unrealized loss.

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “LGVN,” and the closing sale price of our Class A common stock on July 13, 2023 was $3.35 per share. There can be no assurances that the market price of our Class A common stock will equal or exceed the subscription price at the time of exercise or at the expiration of the Subscription Rights offering period.

You may not be able to resell any shares of our Class A common stock that you purchase pursuant to the exercise of Subscription Rights immediately upon expiration of the Subscription Rights offering period or be able to sell your shares at a price equal to or greater than the subscription price.

If you exercise Subscription Rights, you may not be able to resell the Class A common stock purchased by exercising your Subscription Rights until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchased in the Rights Offering until we issue the shares to you. Although we will endeavor to promptly issue the shares after completion of the Rights Offering, including the guaranteed delivery period and after all necessary calculations have been completed, there may be a delay between the Expiration Date of the Rights Offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell your Class A common stock at a price equal to or greater than the subscription price.

If you do not exercise your Subscription Rights, you will likely suffer dilution.

If you do not exercise your basic Subscription Rights in full and the shares not purchased by you are purchased by other stockholders in the Rights Offering, your proportionate voting and ownership interests will be reduced and the percentage that your original shares represent of our equity after exercise of the Subscription Rights will be diluted. The magnitude of the reduction of your percentage ownership will depend upon the extent to which you and others subscribe in the Rights Offering. We may decide to issue securities in a future offering, the nature of which will depend on market conditions and other factors beyond our control, and warrant holders may choose to exercise their common stock warrants. We cannot predict or estimate the amount, timing or nature of these future events.

As of July 13, 2023, there were 6,311,725 shares of our Class A common stock and 14,855,539 shares of our Class B common stock outstanding. We anticipate issuing up to a total of            shares of Class A common stock in connection with the Rights Offering.

Based on the number of shares of Class A common stock outstanding as of July     , 2023 and assuming that no options or warrants are exercised and there are no other changes in the number of outstanding shares prior to the expiration of the Rights Offering, if we issue all shares of Class A common stock available in the Rights Offering (to stockholders participating in the Rights Offering), we would have            shares of Class A common stock outstanding following the completion of the Rights Offering.

The Rights Offering and future sales, or the possibility of future sales of a substantial number of shares of our Class A common stock or future sales at a lower price could adversely affect the price of the shares and dilute stockholders.

Future sales of a substantial number of shares of our Class A common stock, or the perception that such sales will occur, could cause a decline in the market price of our Class A common stock. This is particularly true if we sell our stock at a discount. As a result of the Rights Offering, if the deemed subscription price of each share is below the current exercise price of the warrants issued to purchasers as part of our December 2021 offering, the exercise price for warrants to purchase up to 1,169,288 shares of Common Stock will adjust down, to the higher of (i) the subscription price of each share and (ii) $5.25. Future issuances of Common Stock or securities convertible or exercisable into our Common Stock could cause a further downward adjustment of the exercise price of these warrants, though in no event below the stated floor exercise price of $5.25. See “Description of Common Stock — Outstanding Warrants — Common Stock Warrants Issued to Participants in December 2021 Offering.”

In addition, in connection with this offering, our directors and executive officers are expected to enter into lock-up agreements. If, after the end of such lock-up agreements, these stockholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

Also, in the future, we may issue additional shares of our Class A common stock or other equity or debt securities convertible into Class A common stock in connection with a financing, acquisition, litigation settlement, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and could cause our common share price to decline.

We may cancel the Rights Offering at any time prior to the expiration of the Rights Offering period, and neither we nor the Subscription Agent will have any obligation to you except to return your subscription payment.

We may at our sole discretion cancel the Rights Offering at any time prior to the expiration of the Rights Offering period. If we elect to cancel the Rights Offering, neither we nor the Subscription Agent will have any obligation with respect to the Subscription Rights except to promptly return to you, without interest or penalty, any subscription payments.

Further, if you purchase Subscription Rights in the open market and the Rights Offering is not consummated or you do not timely exercise the Subscription Rights purchased, the purchase price will not be refunded to you. Accordingly, you may suffer a complete loss of your investment if you purchase Subscription Rights.

The dealer-manager is not underwriting this offering, but may act as a placement agent of the shares of Class A common stock.

If the Rights Offering is not fully subscribed following its expiration, R.F. Lafferty, as the dealer-manager for the Rights Offering, has agreed to use its best efforts to place any of the unsubscribed shares of Class A common stock registered hereunder at the subscription price for an additional period of up to 45 days. The number of shares of Class A common stock that may be sold by us during this 45 day period will depend upon the number of shares of Class A common stock that remain available hereunder following the subscription and exercise of Subscription Rights by our common stockholders and certain warrant holders. No assurance can be given that any unsubscribed shares of Class A common stock will be available for sale, or will be sold during this period. R.F. Lafferty is not an underwriter of the Subscription Rights, the shares of Class A common stock issuable upon exercise of the basic right or over-subscription privilege, or any remaining unsubscribed shares of Class A common stock to be placed following expiration of the Rights Offering. Under our agreement with the dealer-manager, R.F. Lafferty is solely providing marketing assistance and advice to us in connection with this offering. Its services to us in this connection cannot be construed as any assurance that this offering will be successful.

If you do not act promptly and follow the subscription instructions, your exercise of Subscription Rights will be rejected.

Stockholders that desire to purchase shares in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date of the Rights Offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent prior to the expiration of the Rights Offering period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to the expiration of the Rights Offering period. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the Rights Offering prior to the expiration of the Rights Offering period, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form. We have the sole discretion to determine whether the exercise of your Subscription Rights properly and timely follows the subscription procedures.

If you make payment of the subscription price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase shares in the Rights Offering.

Any uncertified personal check used to pay the subscription price in the Rights Offering must clear prior to the Expiration Date of the Rights Offering, and the clearing process may require five or more business days. As a result, if you choose to use an uncertified personal check to pay the subscription price, it may not clear prior to the Expiration Date, in which event you would not be eligible to exercise your Subscription Rights. You may eliminate this risk by paying the subscription price by certified or cashier’s check or bank draft drawn on a U.S. bank.

You may not receive all of the shares for which you subscribe or oversubscribe.

In the event that holders exercise Subscription Rights for in excess of the aggregate maximum exercise amount of $30.0 million, the amount subscribed for by each holder will be proportionally reduced, based on the amount subscribed for (not including any over-subscription privilege subscribed for). In addition, holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional number of shares of Class A common stock by exercising an over-subscription privilege. To the extent available, over-subscription privileges will be allocated pro rata among rights holders who oversubscribe, based on the number of over-subscription shares to which they have subscribed, although the allocation of over-subscription privileges among investors who may become 5% holders, who are 5% holders that have not properly filed any required forms with the SEC, or who would own in excess of 50% of the Company’s shares may be reduced. We cannot guarantee that you will receive any or the entire number of shares for which you oversubscribed. If the prorated number of shares allocated to you in connection with your over-subscription privilege is less than your request, then the excess funds held by the Subscription Agent on your behalf will be promptly returned to you, without interest, after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligation to you.

We may amend or modify the terms of the Rights Offering at any time before the expiration of the Rights Offering in our sole discretion.

The Board reserves the right to amend the terms of the Rights Offering in its sole discretion. Although we do not presently intend to do so, we may choose to amend the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Any such amendment that is not fundamental enough for us to have to return your subscription payment nonetheless may affect your rights, including any anticipated return on your investment, adversely.

The Rights Offering could impair or limit our net operating loss carryforwards.

As of March 31, 2023, we had net operating losses of approximately $27.0 million for U.S. federal income tax purposes. Under the Internal Revenue Code of 1986, as amended, referred to as the Code, an “ownership change” with respect to a corporation could limit the amount of pre-ownership change net operating losses and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of beneficial owners of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. Because not all stockholders may exercise their basic subscription rights in full, the purchase of shares of our Class A Common Stock could result in a shift in this beneficial ownership that could trigger an ownership change with respect to our stock. See “The Rights Offering — Limitation on the Purchase of Shares of Class A Common Stock” for a description of certain limitations on purchase.

You may be required to allocate a portion of your tax basis in our Class A Common Stock to the Subscription Rights received in the offering.

You will be required to allocate a portion of your tax basis in your Class A common stock to the Subscription Rights we distribute to you in the offering (which will carry over and become part of the tax basis in any of our Class A common stock acquired upon exercise of the rights) if you determine the value of the stock rights equals or exceeds 15% of the fair market value of our Common Stock on the date we distribute the rights to you, or if you so elect to allocate a portion of your tax basis to the rights. We are not required to, nor do we intend to, provide you with an appraisal setting forth the estimated fair market value of the rights. Please read “Material U.S. Federal Income Tax Considerations” for further information on the treatment of the Rights Offering.

The receipt of Subscription Rights may be treated as a taxable dividend to you.

The U.S. federal income tax consequences of the Rights Offering to stockholders will depend on whether the Rights Offering is part of a “disproportionate distribution.” We intend to take the reporting position that the Subscription Rights issued to common stockholders pursuant to the Rights Offering (a) are not part of a “disproportionate distribution” and (b) will not be a taxable distribution with respect to your existing securities. The disproportionate distribution rules are complicated, however, and their application is uncertain, and thus counsel is not rendering a definitive opinion regarding the application of such rules. Accordingly, it is possible that the IRS could successfully challenge our reporting position and assert that the Rights Offering is a taxable distribution. For a discussion of the tax consequences if this distribution is non-taxable and the tax consequences if it is taxable, see the discussion in “Material U.S. Federal Income Tax Consequences.”

No prior market exists for the Subscription Rights, and a liquid and reliable market for the Subscription Rights may not develop.

The Subscription Rights are a new issue of securities with no established trading market. The Subscription Rights will be transferable during the course of the subscription period. We have applied to list such rights for trading on Nasdaq under the symbol “LGVNR,” and we anticipate that the rights will be listed upon commencement of the Rights Offering. However, the Subscription Rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights or the market value of the subscription rights. You may be unable to sell your Subscription Rights or unable to sell your Subscription Rights at a price that is satisfactory to you. We are not responsible if you elect to sell your Subscription Rights and no public or private market exists to facilitate the purchase of Subscription Rights. In such event, the Subscription Rights will expire and will no longer be exercisable or transferable. If you wish to sell your Subscription Rights or the Subscription Agent or your broker tries to sell Subscription Rights on your behalf in accordance with the procedures discussed in this prospectus or any related prospectus supplement but such Subscription Rights cannot be sold, or if you provide the Subscription Agent with instructions to exercise the Subscription Rights and your instructions are not timely received by the Subscription Agent or if you do not provide any instructions to exercise your Subscription Rights, then the Subscription Rights will expire, will be void and will have no value. The Subscription Agent will only facilitate sales, subdivisions or transfers (without simultaneous exercise) of the physical Subscription Rights until 5:00 p.m., Eastern Time, on September 14, 2023, five business days prior to September 21, 2023, the Expiration Date (as it may be extended).

You will only be able to transfer your Subscription Rights for a short period of time.

The Subscription Rights will be transferable until the close of trading on Nasdaq on September 21, 2023, the Expiration Date (as it may be extended). The Class A common stock underlying the Subscription Rights may not be transferred separately. For registered holders of our common stock and Participating Warrants, if you and your transferee elect not to submit simultaneous transfer and exercise instructions, it can take up to five business days for: (i) the transfer instructions to be received and processed by the Subscription Agent; (ii) a new Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Subscription Rights and to the transferor with respect to retained Subscription Rights, if any; and (iii) the Subscription Rights evidenced by such new Rights Certificate to be exercised or sold by the recipients thereof. If you fail to transfer your Subscription Rights in enough time to allow for the transfer process to be completed, you will not be able to transfer your Subscription Rights. Neither we nor the Subscription Agent shall have any liability to a transferee or transferor of Subscription Rights if Rights Certificates are not received in time for exercise prior to the Expiration Date or sale prior to September 14, 2023, five business days prior to September 21, 2023, the Expiration Date (as it may be extended). If your shares or Participating Warrants are held in the name of a custodian bank, broker, dealer, or other nominee, you may transfer or sell your Subscription Rights by contacting the custodian bank, broker, dealer, or other nominee through which you hold your shares or warrants and your custodian bank, broker, dealer, or other nominee may have its own deadlines related to the transfer of your Subscription Rights. For more information, see the section entitled “The Rights Offering- Transfers and Sales of Subscription Rights.”

The absence of any formal commitment from any of our stockholders to participate in this Rights Offering may result in our receipt of minimal or no gross proceeds from the Rights Offering.

We do not have any binding commitments from any of our rights holders to participate in this Rights Offering and we cannot assure you that any of our rights holders will exercise any part of their basic subscription rights or their over-subscription privilege. There is no guarantee that there will be any proceeds from the Rights Offering. In addition, we have not entered into any backstop agreement or similar arrangement with respect to the purchase of any shares of our Class A common stock being offered in this Rights Offering. Thus, there is no assurance that any shares will be purchased pursuant to this Rights Offering. See “Plan of Distribution.”

We will have considerable discretion over the use of the proceeds of the Rights Offering and may not realize an adequate return.

We will have considerable discretion in the application of the net proceeds of this offering. We have not determined the amount of net proceeds that we will apply to various corporate purposes. We may use the proceeds for purposes that do not yield a significant return, if any, for our stockholders.

Risks Related to Our Class A Common Stock

The price of our stock has been, and may continue to be, volatile, which could result in substantial losses for investors.

The trading price of our Class A common stock has been, and may continue to be highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.

Broad market and industry factors may negatively affect the market price of our Class A common stock, regardless of our actual operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

•        the timing and results, or perception of the results, of preclinical studies and clinical trials of our product candidates or those of our competitors;

•        the success of competitive products or announcements by potential competitors of their product development efforts;

•        regulatory actions with respect to our or our competitors’ product candidates or approved products;

•        actual or anticipated changes in our growth rate relative to our competitors;

•        regulatory or legal developments in the U.S. and other countries;

•        developments or disputes concerning patent applications, issued patents or other proprietary rights;

•        the recruitment or departure of key personnel;

•        announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures, or capital commitments;

•        actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•        fluctuations in the valuation of companies perceived by investors to be comparable to us;

•        market conditions in the pharmaceutical and biotechnology sector;

•        changes in the structure of healthcare payment systems;

•        share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•        announcement or expectation of additional financing efforts;

•        sales of our Class A common stock by us, our insiders or our other stockholders;

•        expiration of market stand-off or lock-up agreements; and

•        general economic, industry and market conditions.

The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a dramatic and adverse impact on the market price of our Class A common stock.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares.

We are a small company that is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and even if we came to the attention of such persons, they tend to be risk-averse and may be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. There may be periods of several days or more when trading activity in our shares is minimal as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our Class A common stock, regardless of our performance.

The dual class structure of our common stock may adversely affect the trading market for our Class A Common Stock.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with dual class or multi-class share structures in certain of their indexes. Our dual class capital structure could make us ineligible for inclusion in certain indices and mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Furthermore, we cannot assure you that other stock indices will not take a similar approach to S&P Dow Jones or FTSE Russell in the future. Exclusion from indices could make our Class A common stock less attractive to investors and, as a result, the market price of our Class A common stock could be adversely affected.

Holders of our Class B common stock control the direction of our business and their ownership of our common stock can prevent other stockholders from influencing significant decisions.

As of July 13, 2023, three holders of our Class B common stock, Joshua M. Hare, co-founder, Chief Science Officer and Chairman of the Board of Directors, and Donald M. Soffer, co-founder and former member of our Board of Directors, own approximately 88% of the combined voting power of our Class A and Class B common stock. For so long as holders of Class B common stock continue to hold their shares, they will be able to significantly influence or effectively control the composition of our Board of Directors and the approval of actions requiring stockholder approval through their voting power. Accordingly, for such period of time, these holders will have significant influence with respect to our management, business plans and policies. In particular, for so long as the Class B common stock remains outstanding, the holders may be able to cause or prevent a change of control of our Company or a change in the composition of our Board of Directors, and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive stockholders of an opportunity to receive a premium for shares of Class A common stock as part of a sale of our Company and ultimately might affect the market price of our Class A common stock.

If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.

The trading market for our Class A common stock is influenced by the research and reports that securities or industry analysts publish about us, our business or our market. We do not currently have and may never obtain research coverage by securities or industry analysts. If no or few securities or industry analysts commence coverage of us, the stock price would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue adverse or misleading research or reports regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Certain of our warrants contain anti-dilution provisions that, if triggered, could cause dilution to our existing stockholders.

The warrants to purchase up to 1,169,288 shares of our Class A common stock issued to the purchasers in our December 2021 private placement are subject to an exercise price adjustment in connection with subsequent offerings, and as such the exercise price of such warrants will adjust down, to the higher of (i) the subscription price of each share and (ii) $5.25. In addition to the potential dilutive effect of these provisions, there is the potential that a large number of the shares may be sold in the public market at any given time, which could place additional downward pressure on the trading price of our Class A common stock.

Provisions in our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of our Class A common stock.

Our certificate of incorporation and bylaws contain provisions that could depress the market price of our Class A common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions, among other things:

•        establish a classified board of directors so that not all members of our board are elected at one time;

•        permit only the board of directors to establish the number of directors and fill vacancies on the board;

•        provide that directors may only be removed “for cause” and only with the approval of two-thirds of our stockholders;

•        provide for a dual class common stock structure, which provides certain affiliates of ours, including our co-founder and members of our Board, individually or together, with the ability to significantly influence the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A common stock and Class B common stock;

•        authorize the issuance of “blank check” preferred stock that our Board could use to implement a stockholder rights plan (also known as a “poison pill”);

•        eliminate the ability of our stockholders to call special meetings of stockholders;

•        prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•        prohibit cumulative voting;

•        authorize our Board to amend our bylaws;

•        establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings; and

•        require a super-majority vote of stockholders to amend some of the provisions described above.

In addition, Section 203 of the General Corporation Law of the State of Delaware prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Any provision of our certificate of incorporation, bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our Class A common stock.

We do not currently intend to pay dividends on our Class A common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation of the value of our Class A common stock.

We have never declared or paid any cash dividends on our equity securities. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to any appreciation in the value of our Class A common stock, which is not certain.

If we engage in acquisitions, reorganizations or business combinations, we will incur a variety of risks that could adversely affect our business operations or our stockholders.

We may consider strategic alternatives, such as acquiring businesses, technologies or products or entering into a business combination with another company. If we do pursue such a strategy, we could, among other things:

•        issue equity securities that would dilute our current stockholders’ percentage ownership;

•        incur substantial debt that may place strains on our operations;

•        spend substantial operational, financial and management resources in integrating new businesses, personnel intellectual property, technologies and products;

•        assume substantial actual or contingent liabilities;

•        reprioritize our programs and even cease development and commercialization of Lomecel-B;

•        suffer the loss of key personnel, or

•        merge with, or otherwise enter into a business combination with, another company in which our stockholders would receive cash or shares of the other company or a combination of both on terms that certain of our stockholders may not deem desirable.

Although we intend to evaluate and consider different strategic alternatives, we have no agreements or understandings with respect to any acquisition, reorganization or business combination at this time.

The issuance of additional stock in connection with acquisitions or otherwise will dilute all other stockholdings.

We are not restricted from issuing additional shares of our Class A common stock, or from issuing securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock. As of July 13, 2023, we had an aggregate of 100 million shares of common stock authorized and of that approximately 74.8 million not issued, outstanding or reserved for issuance (for purposes of warrant exercise or under the Company’s current 2021 Equity Incentive Plan). We may issue all of these shares without any action or approval by our stockholders. We may expand our business through complementary or strategic business combinations or acquisitions of other companies and assets, and we may issue shares of Class A common stock in connection with those transactions. The market price of our Class A common stock could decline as a result of our issuance of a large number of shares of Class A common stock, particularly if the per share consideration we receive for the stock we issue is less than the per share book value of our Class A common stock or if we are not expected to be able to generate earnings with the proceeds of the issuance that are as great as the earnings per share we are generating before we issue the additional shares. In addition, any shares issued in connection with these activities, the exercise of warrants or stock options or otherwise would dilute the percentage ownership held by our investors. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of our Class A common stock.

Risks Related to our Business

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, as may be amended from time to time, and in subsequent filings that are incorporated herein by reference. All these risk factors are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus.

THE RIGHTS OFFERING

The following summary contains basic information about our Class A common stock and the Rights Offering and is not intended to be complete. It does not contain all the information that may be important to you. Before deciding whether to exercise your Subscription Rights, you should carefully read this prospectus or any prospectus supplement, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus or any prospectus supplement. For a more complete understanding of our Class A common stock, you should read the section entitled “Description of Common Stock” in this prospectus.

The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our common stock or Participating Warrants on the Record Date. If you hold your shares in a brokerage account or through a dealer or other nominee, please also refer to “— Notice to Brokers and Nominees” below.

The Subscription Rights

We are distributing to the record holders, at no charge, transferable Subscription Rights to purchase shares of Class A common stock at a per share Subscription Right price equal to $            . The Subscription Rights will be transferable during the course of the subscription period. We have applied to list such rights for trading on Nasdaq under the symbol “LGVNR,” and we will not commence the Rights Offering until the Subscription Rights have been so listed. The Subscription Rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Subscription Rights or the market value of the rights. Each Subscription Right will entitle you to purchase one share of our Class A common stock. Each record holder will receive five Subscription Rights for each whole share of our common stock owned by such record holder and five Subscription Rights for each whole share of Class A common stock that would be owned upon full exercise of our existing warrants exercisable into shares of our Class A common stock owned by such record holder as of the Record Date. Each Subscription Right entitles the record holder to a basic subscription right and an over-subscription privilege.

Basic Subscription Right

Your basic subscription right will entitle you to purchase one share of Class A common stock, at the subscription price, owned and settled by 5:00 p.m., Eastern Time, on August 16, 2023. If you owned 100 shares of Class A common stock as of such time, on the Record Date you will receive 500 Subscription Rights and will have the basic subscription right to purchase 500 shares of Class A common stock. You may exercise all or a portion of your basic subscription right or you may choose not to exercise any basic subscription right at all. Subject to proration, if applicable, we will seek to honor your basic subscription right request in full. In the event that holders exercise basic subscription rights in excess of $30.0 million, the amount subscribed for by each person will be proportionally reduced, based on the amount subscribed for by each person (not including any over-subscription privilege subscribed for). See “The Rights Offering — Limitation on the Purchase of Shares of Class A Common Stock” for a description of certain limitations on purchase.

Over-Subscription Privilege

If you exercise your basic subscription right in full, you may also choose to exercise your over-subscription privilege. Subject to proration and cutback, if applicable, we will seek to honor the over-subscription privilege requests in full. If over-subscription requests exceed the number of unsubscribed shares available, however, we will allocate the available shares on a prorated basis based on the amount oversubscribed for (not including the basic subscription rights).

Colonial Stock Transfer Company, Inc., the Subscription Agent for the Rights Offering, will determine the over-subscription allocation based on the formula described above. To the extent the aggregate subscription payment of the actual number of unsubscribed shares of Class A common stock available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares of Class A common stock available to you, and any excess subscription payments will be promptly returned to you, without interest or penalty, after expiration of the Rights Offering.

We can provide no assurances that you will actually be entitled to purchase the number of shares of Class A common stock issuable upon the exercise of your over-subscription privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for shares of Class A common stock pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription right in full, and we will only honor an over-subscription privilege to the extent sufficient shares of Class A common stock are available following the exercise of the basic subscription right.

Limitation on the Purchase of Shares of Class A Common Stock

You may only purchase the number of whole shares of Class A common stock purchasable upon exercise of the number of basic subscription rights distributed to you in the Rights Offering, plus the over-subscription privilege, if any. Accordingly, the number of shares of Class A common stock that you may purchase in the Rights Offering is limited by the number of shares of our common stock (or warrants exercisable for Class A common stock) you held on the Record Date and by the extent to which other stockholders exercise their basic subscription right and over-subscription privileges, which we cannot determine prior to completion of the Rights Offering.

In the event that holders exercise basic subscription rights for amounts in excess of $30.0 million, the amount subscribed for by each person will be proportionally reduced, based on the amount subscribed for by each holder pursuant to their basic subscription right (i.e., not including any over-subscription privilege subscribed for).

In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined by Longeveron in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, Longeveron may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription right or the over- subscription privilege to such number of shares of Class A common stock as Longeveron in its sole discretion shall determine to be advisable in order to preserve its ability to use the Tax Attributes. If the amount of Subscription Rights that you exercise is so limited, any amount not used for purchases also will be refunded.

Subscription Price

The subscription price will be equal to $            . The subscription price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, or current or prospective financial condition.

Determination of Subscription Price

In the determining the subscription price, an independent committee of the Board of Directors considered a variety of factors including those listed below:

•        our need to raise capital in the near term to continue our operations;

•        the current and historical trading prices of our Class A common stock on Nasdaq;

•        a price that would increase the likelihood of participation in the Rights Offering; and

•        the cost of capital from other sources.

The subscription price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the subscription price. You should not consider the subscription price as an indication of actual value of the company or our Class A common stock. You should not assume or expect that, after the Rights Offering, our shares of Class A common stock will trade at or above the subscription price in any given time period. The market price of our Class A common stock may decline after the Rights Offering. We cannot assure you that you will be able to sell the Subscription Rights, or the shares of our Class A common stock purchased during the Rights Offering at a price equal to or greater than the subscription price. You should obtain a current price quote for our Class A common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

Subscription Rights Will Trade Publicly

The Subscription Rights will be transferable during the course of the subscription period. We have applied to list such rights for trading on Nasdaq under the symbol “LGVNR,” and we anticipate that the rights will be listed upon commencement of the Rights Offering. We will not commence this offering until the Subscription Rights are approved for listing by Nasdaq. The Subscription Rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Subscription Rights or the market value of the rights. Holders of Subscription Rights are encouraged to contact their custodian bank, broker, dealer, or other nominee for more information about trading of the Subscription Rights. In the event you purchase Subscription Rights in the open market and the Rights Offering is not consummated or you do not timely exercise the Subscription Rights purchased, the purchase price will not be refunded to you.

This prospectus may be used to cover sales of Subscription Rights by our principal stockholders, and certain of our directors and executive officers as provided for herein. None of our principal stockholders or such directors or executive officers have entered into any binding commitment or agreement to subscribe for or sell Subscription Rights received in this Rights Offering. We will not receive any proceeds from any sale of Subscription Rights by our principal stockholders or such directors and executive officers.

Transfers and Sales of Subscription Rights

Registered Holders.    If you do not wish to exercise your Subscription Rights, you may instruct the Subscription Agent to sell or transfer all or a portion of your Subscription Rights. The Subscription Rights evidenced by a Rights Certificate may be transferred (1) in whole, by endorsing the Rights Certificate for transfer in accordance with the accompanying instructions or (2) in part, by delivering to the Subscription Agent a Rights Certificate properly endorsed for transfer, with instructions to register such portion of the Subscription Rights evidenced thereby in the name of the transferee and to issue a new Rights Certificate to the transferee evidencing such transferred Subscription Rights. In such event, a new Rights Certificate evidencing the balance of the Subscription Rights, if any, will be issued to the holder of the Subscription Rights or, if the holder so instructs, to an additional transferee. The signature on the Rights Certificate must correspond to the name as written upon the face of the Rights Certificate, without any alteration or change. A holder of a Rights Certificate and their transferee may also submit a simultaneous instruction to the Subscription Agent to transfer the holder’s Subscription Rights and to exercise such transferred Subscription Rights on behalf of the transferee by following the instructions in the Rights Certificate. In this case, a new Rights Certificate will not be issued to the transferee.

We have applied to list such rights for trading on Nasdaq under the symbol “LGVNR,” and we anticipate that the rights will be listed upon commencement of the Rights Offering. We will not commence this offering until the Subscription Rights are approved for listing by Nasdaq. The Subscription Rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Subscription Rights or the market value of the rights. The Subscription Agent must receive simultaneously submitted transfer and exercise instructions by 5:00 p.m., Eastern Time, on the Expiration Date. Holders of Subscription Rights wishing to transfer all or a portion of their Subscription Rights without simultaneous exercise of transferred rights by the transferee should allow at least five business days prior to the Expiration Date for: (i) the transfer instructions to be received and processed by the Subscription Agent; (ii) a new Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Subscription Rights and to the transferor with respect to retained Subscription Rights, if any; and (iii) the Subscription Rights evidenced by such new Rights Certificate to be exercised or sold by the recipients thereof. The Class A common stock underlying the Subscription Rights may not be transferred separately.

If you wish to sell all or a portion of your Subscription Rights, you may instruct the Subscription Agent to sell all or a portion of your Subscription Rights by following the instructions in your Rights Certificate. The Subscription Agent will only facilitate sales, subdivisions or transfers (without simultaneous exercise) of the physical Subscription Rights until 5:00 p.m., Eastern Time, five business days prior to September 21, 2023, the Expiration Date (as it may be extended). Therefore, if you wish to sell, subdivide or transfer (without simultaneous exercise) your Subscription Rights, the Subscription Agent must receive your instruction by 5:00 p.m., Eastern Time, on September 14, 2023. Neither we nor the Subscription Agent shall have any liability to a transferee or transferor of Subscription Rights if Rights Certificates are not received five business days prior to September 21, 2023, the Expiration Date (as it may be extended).

Except for the fees charged by the Subscription Agent, which will be paid by us, all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or exercise of Subscription Rights will be for the account of the transferor of the Subscription Rights. None of those commissions, fees or expenses will be paid by us or the Subscription Agent.

We anticipate that the Subscription Rights will be eligible for transfer through, and that the exercise of the Subscription Right may be effected through, the facilities of DTC.

Beneficial Owners.    If your shares or warrants are held in the name of a custodian bank, broker, dealer, or other nominee, you may transfer or sell your Subscription Rights by contacting the custodian bank, broker, dealer, or other nominee through which you hold your securities. Please contact your custodian bank, broker, dealer, or other nominee for specific instructions and deadlines related to the transfer of your Subscription Rights.

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 p.m. Eastern Time, on September 21, 2023, which is the expiration of the Rights Offering. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your subscription documentation or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion, for a period not to exceed 30 days although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m. Eastern Time, on the next business day after the most recently announced Expiration Date of the Rights Offering.

If you hold your shares of Class A common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m. Eastern Time, on September 21, 2023, which is the Expiration Date that we have established for the Rights Offering.

Termination

The Company has the ability to terminate the Rights Offering prior to its completion. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination.

Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. You will not be able to rescind your subscription. Any excess subscription payments, including refunds resulting from will be returned to you promptly after the expiration of the Rights Offering, without interest or penalty. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be promptly returned, without interest or penalty. However, if you purchase Subscription Rights in the open market and the Rights Offering is not consummated or you do not timely exercise the Subscription Rights purchased, the purchase price will not be refunded to you.

Placement Period Following Expiration of Rights Offering

If the Rights Offering is not fully subscribed following its expiration, R.F. Lafferty has additionally agreed to use its best efforts to place any unsubscribed shares of Class A common stock registered hereunder at the subscription price for an additional period of up to 45 days. The number of shares of Class A common stock that may be sold by us hereunder during this 45 day period will depend upon the number of shares of Class A common stock that remain available hereunder following the subscription and exercise of Subscription Rights by our common stockholders and certain warrant holders. No assurance can be given that any unsubscribed shares of Class A common stock will be available for sale, or will be sold during this period.

Shares of Our Class A Common Stock Outstanding After the Rights Offering

On July 13, 2023, 6,311,725 shares of our Class A common stock and 14,855,539 shares of our Class B common stock were outstanding, along with warrants currently exercisable for 1,271,399 shares of Class A common stock, at a weighted average exercise price of $17.26 per share. Based on the foregoing, and assuming no other transactions by us involving our Class A common stock prior to the expiration of the Rights Offering, if the Rights Offering is fully subscribed for the maximum number of shares of Class A common stock available, approximately            shares of our Class A common stock will be issued and outstanding. The exact number of shares of Class A common stock that we will issue in the Rights Offering will depend on subscription price and the number of shares of Class A common stock that are subscribed for in the Rights Offering. The Rights Offering will have no impact on the number of shares of Class B common stock outstanding.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be canceled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If you are a stockholder of record, the number of shares of Class A common stock you may purchase pursuant to your Subscription Rights in indicated on the Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment, to the Subscription Agent at the address given below under “Subscription Agent” to be received before 5:00 p.m. Eastern Time, on September 21, 2023.

Subscription by DTC Participants

We expect that the exercise of your Subscription Rights may be made through the facilities of DTC. If your Subscription Rights are held of record through DTC, you may exercise your Subscription Rights by instructing DTC, or having your broker instruct DTC, to transfer your Subscription Rights from your account to the account of the Subscription Agent, together with certification as to the aggregate number of Subscription Rights you are exercising and the number of shares of our Class A common stock you are subscribing for under your basic subscription right and your over-subscription privilege, if any, and your full subscription payment.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our Class A common stock that are registered in the name of a broker, dealer, custodian bank, or other nominee, you will not receive a Subscription Rights certificate. Instead, we will issue Subscription Rights to such nominee record holder for each share of our Class A common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering or to sell Subscription Rights, and follow the instructions provided by your nominee. Your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Rights, along with the required subscription payment.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the Rights Offering expires.

Subscription Agent

The Subscription Agent for this offering is Colonial Stock Transfer Company, Inc. The address to which subscription documents and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent before the Rights Offering expires.

If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus, then we may not honor the exercise of your Subscription Rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our Class A common stock or for additional copies of this prospectus to the information agent, Okapi Partners LLC, at (212) 297-0720 (bankers and brokers) or (844) 201-1170 (all others) or email at info@okapipartners.com.

Payment Methods

Payments must be made in full in U.S. Currency by cashier’s check or by wire transfer, and payable to “Colonial Stock Transfer Company, Inc., as Subscription Agent for Longeveron Inc.” You must timely pay the full subscription payment, including payment for the over-subscription privilege, for the full number of shares of Class A common stock you wish to acquire pursuant to the exercise of Subscription Rights by delivering a:

•        Cashier’s check, drawn on a U.S. Bank payable to Colonial Stock Transfer Company, Inc., as Subscription Agent for Longeveron Inc. to 7840 S 700 E, Sandy, UT 84070; or

•        Wire transfer of immediately available funds directly to the account maintained by Colonial Stock Transfer Company, Inc., as Subscription Agent, for purposes of accepting subscriptions in the Rights Offering for Longeveron Inc., as set forth in the subscription documents.

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. Do not send subscription documents or payments directly to us. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription amount.

The method of delivery of subscription documents and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those statements and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent before the Rights Offering expires.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Subscription Rights certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

The payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, promptly following the expiration of the Rights Offering.

Guaranteed Delivery Procedures

If you wish to exercise rights, but you do not have sufficient time to deliver the Rights Certificate evidencing your rights to the Subscription Agent before the expiration of the subscription period, you may exercise your rights by the following guaranteed delivery procedures:

•        deliver to the Subscription Agent before the expiration of the subscription period the payment for each share you elected to purchase pursuant to the exercise of your Subscription Rights in the manner set forth above under “The Rights Offering — Methods for Exercising Subscription Rights”;

•        deliver to the Subscription Agent before the expiration of the subscription period the form entitled “Notice of Guaranteed Delivery”; and

•        deliver the properly completed Rights Certificate evidencing your rights being exercised and the form entitled “Nominee Holder Certification,” if applicable, with any required signatures guaranteed, to the Subscription Agent within two (2) business days following the date the Subscription Agent receives your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Instructions for Use of Rights Certificate,” which will be distributed to you with your Rights Certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the Subscription Agent. A form of that guarantee is included with the Notice of Guaranteed Delivery. In your Notice of Guaranteed Delivery, you must provide:

•        your name;

•        the number of rights represented by your Rights Certificate and the number of shares of our Class A common stock for which you are subscribing under your basic subscription right and the number of shares of our Class A common stock for which you are subscribing under your over-subscription privilege; and

•        your guarantee that you will deliver to the Subscription Agent a Rights Certificate evidencing the rights you are exercising within two (2) business days following the date the Subscription Agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the same manner as your Rights Certificate at the address set forth above under “To whom should I send my forms and payment?” The Subscription Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call Okapi Partners LLC, our information agent for the Rights Offering, at (844) 201-1170 or email at info@okapipartners.com, to request additional copies of the form of Notice of Guaranteed Delivery.

Issuance of Class A Common Stock Acquired in the Rights Offering

The shares of Class A common stock that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our Transfer Agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares of Class A common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

No Fractional Shares

We will not issue fractional shares of Class A common stock in the Rights Offering.

Notice to Brokers and Nominees

If you are a broker, dealer, bank, or other nominee holder that holds shares of our Class A common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our Class A common stock so instructs, you should complete the subscription rights statement and submit it to the Subscription Agent with the proper subscription payment by the Expiration Date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “nominee holder certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Expiration Date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed subscription rights statement and any other required documents and the full subscription payment. Our interpretations of the terms of the Rights Offering will be final and binding.

Stockholder Rights

You will have no rights as a holder of the shares of our Class A common stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank, or other nominee is credited with the shares of our Class A common stock purchased in the Rights Offering.

Foreign Stockholders

We will not mail this prospectus or any Rights Certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Rights Certificates for their account. To exercise Subscription Rights, our foreign stockholders must notify the Subscription Agent prior to 5:00 p.m. Eastern Time, on September 15, 2023, the third business day prior to the Expiration Date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

Regulatory Limitation

We will not be required to issue to you shares of our Class A common stock pursuant to the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the Rights Offering expires, you have not obtained such clearance or approval.

No Revocation or Change

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the subscription price.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our Class A common stock should recognize income or loss upon receipt or exercise of a Subscription Right. See “Material U.S. Federal Income Tax Consequences” on page 51.

No Recommendation to Rights Holders

Our Board of Directors is not making a recommendation regarding your exercise of the Subscription Rights. Stockholders who exercise Subscription Rights risk investment loss on money invested. We cannot assure you that the market price of our Class A common stock will reach or exceed the subscription price after the offering, and even if it does so, that it will not subsequently decline. We also cannot assure you that you will be able to sell shares of our Class A common stock purchased in the Rights Offering at a price equal to or greater than the subscription price. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of the Rights Offering. Please see “Risk Factors” on page 18 for a discussion of some of the risks involved in investing in our Class A common stock.

Fees and Expenses

We will pay all fees charged by the Subscription Agent, information agent and by R.F. Lafferty acting as the dealer-manager and placement agent for any unsubscribed shares. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Listing

The shares of our Class A common stock are currently traded on The Nasdaq Capital Market under the symbol “LGVN”. Until the expiration of the Rights Offering, the Subscription Rights will be listed for trading on Nasdaq under the symbol “LGVNR.” We will not commence this offering until the Subscription Rights are approved for listing by Nasdaq.

Important

Please follow the directions regarding delivery of Rights Certificates and payments described above. Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent prior to the expiration time.

Distribution Arrangements

R.F. Lafferty is the dealer-manager for the Rights Offering. The dealer-manager will provide marketing assistance and advice to us in connection with the Rights Offering. R.F. Lafferty is not underwriting any of the rights being sold in this offering and does not make any recommendation with respect to such rights (including with respect to the exercise of such rights). As contemplated by the dealer-manager agreement, R.F. Lafferty will not solicit any holders of the securities (including the rights) or engage in the offer and sale of such securities in any jurisdiction in which such securities are not qualified or registered for sale in accordance with, or exempt from, the state securities or blue sky laws of such jurisdiction unless and until (i) we have advised R.F. Lafferty that such securities have been qualified or registered in accordance with, or are exempt from application of, the state securities or blue sky laws of such jurisdiction, as applicable, and (ii) R.F. Lafferty possesses all required licenses and registrations to solicit or offer such securities in that jurisdiction. See “Plan of Distribution” on page 57 for a discussion of the fees and expenses to be paid to the dealer-manager in connection with the Rights Offering.

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our Class A common stock from holders of Subscription Rights who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights, you will not be eligible to participate in the Rights Offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the Rights Offering.

USE OF PROCEEDS

Based on an offering price of $            per right, and assuming the Rights Offering is fully subscribed for, we expect to receive net proceeds from the sale of the securities that we are offering to be approximately $            million, after deduction of dealer-manager fees, and commissions and estimated expenses payable by us.

We intend to use the net proceeds from this offering for our ongoing clinical and regulatory development of Lomecel-B™ for the treatment of several disease states and indications, including HLHS and Alzheimer’s Disease, and the ongoing and prospective clinical studies of Lomecel-B™ for the treatment of Aging-related Frailty study being conducted in Japan; obtaining regulatory approvals; capital expenditures, working capital and other general corporate purposes. We are subject to substantial risks that could require us to obtain additional funding in order to achieve these objectives. See “Risk Factors.” We may need substantial additional capital in the future, which could cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights, and if additional capital is not available, we may have to delay, reduce or cease operations.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of clinical and regulatory development programs and the amount and timing of product revenue, if any. In addition, we might decide to postpone or not pursue certain activities if, among other factors, the net proceeds from this offering and our other sources of cash are less than expected. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds. Pending the uses described above, we intend to invest the net proceeds in interest-bearing investment-grade securities or deposits.

We will not receive any proceeds from any sales of Subscription Rights by our principal stockholders, directors and executive officers. They will be responsible for payment of any commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in connection with their sales of the Subscription Rights. We will bear all other costs, fees and expenses incurred in effecting the registration of the Subscription Rights covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

PRINCIPAL STOCKHOLDER, DIRECTOR AND EXECUTIVE OFFICER INFORMATION

This prospectus covers the possible sale by our principal stockholders, Dr. Joshua Hare, co-founder, Chief Science Officer and Chairman of the Board of Directors, and Donald M. Soffer, co-founder and former member of our Board of Directors, as well as certain other current members of our Board of Directors and Executive Officers as identified in the table below (the “Affiliates”) of up to 77,594,345 Subscription Rights to purchase an equivalent number of shares of our Class A common stock. The Affiliates may sell some, all, or none of the referenced Subscription Rights. We have prepared the following table based on written representations and information furnished to us by or on behalf of the Affiliates, and based on such information (i) none of the Affiliates are broker-dealers or affiliates of broker-dealers, and (ii) no Affiliate has direct or indirect agreements or understandings with any person to distribute their Subscription Rights.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. This power can be exclusive or shared, direct or indirect. For purposes of this table, a person is deemed to have “beneficial ownership” of any ordinary shares that such person has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares held by each person named below, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or the number of Subscription Rights to be Offered to such person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The table includes:

•        the name of each Affiliate and the number and percentage of our shares of common stock beneficially owned (calculated as set forth above) by such Affiliate prior to this Rights Offering;

•        the number of Subscription Rights being offered for such Affiliate’s account; and

•        the number of Subscription Rights to be owned by such Affiliate after completion of this Rights Offering (assuming the sale of all Subscription Rights offered by this prospectus).

Unless otherwise indicated, none of the Affiliates is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

Unless otherwise indicated the address of each beneficial owner is c/o Longeveron Inc., 1951 NW 7th Ave, Suite 520, Miami, FL 33136, and none of the shares listed are pledged. The percentage of beneficial ownership is based on 6,311,725 shares of Class A Common Stock and 14,855,539 shares of Class B Common Stock as of July 13, 2023. Additionally, some or all of the Affiliates may have sold or transferred some or all of their shares of common stock in exempt or non-exempt transactions since such date. Other information about the Affiliates may also change over time.

Name of Affiliate	Before the Offering(1)			Number of Subscription Rights Being Offered by this Prospectus(2)	Number of Subscription Rights Owned After Offering
	Number of Shares of Class A common stock	Number of Shares of Class B common stock	% common stock owned
Donald M. Soffer(3)	158,514	6,535,223	31.62%	33,468,685	—
Joshua M. Hare, M.D.(4)	331,687	7,612,902	37.53%	39,561,305	—
Rock Soffer(5)	261,757	410,094	3.17%	3,359,255	—
Neil E. Hare(5)	58,514	—	0.28%	292,570	—
Cathy Ross(5)	5,000	—	0.02%	25,000	—
Ursula Ungaro(5)	5,000	—	0.02%	25,000	—
Khoso Baluch(5)	2,500	—	0.01%	12,500	—
Jeffrey Pfeffer(5)	2,500	—	0.01%	12,500	—
Wa’el Hashad(6)	71,181	—	0.34%	105,905	—
Paul Lehr(7)	193,057	—	0.91%	731,625	—

____________

(1)      No Affiliate owns any Participating Warrants.

(2)      Based on stock ownership as of the Record Date and reflects basic subscription right; does not include any over-subscription privilege that may be available. Amounts actually subscribed for pursuant to the Rights Offering subject to proration as described herein.

(3)      Co-founder of the Company, former member of the Company’s Board of Directors, and principal stockholder.

(4)      Co-founder of the Company, Chairman of the Company’s Board of Directors, principal stockholder and Chief Science Officer.

(5)      Member of the Company’s Board of Directors.

(6)      Chief Executive Officer and member of the Company’s Board of Directors.

(7)      Executive officer of the Company.

RELATED PARTY TRANSACTIONS

The following includes a summary of transactions as of the date hereof to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our principal stockholders, directors and executive officers or any member of the immediate family of any such persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements.

On March 27, 2015, the Company entered into a technology services agreement with Optimal Networks, Inc. (a related company owned by Dr. Joshua Hare’s brother-in-law) for use of information technology services. The Company agreed to issue the related party equity incentive units in the amount equal to 50% of the charges for invoiced services, with such equity to be issued annually on or about the anniversary date of the agreement. During 2017, during the time when the Company was a limited liability company, the Company issued 1,901 Series C Units, and on November 22, 2019, and January 29, 2021, the Company issued 820 and 410 Series C Units, respectively, as payment for an aggregate of $0.2 million of accrued technology services. The Series C units were converted to 16,755 Class A common stock. As of December 31, 2022 and 2021, the Company owed less than $0.1 million, pursuant to this agreement, which is included in accounts payable in the December 31, 2022 and 2021 balance sheets.

We have utilized Global Vision Communications, LLC, a service provider owned by a member of our board and the brother of Dr. Joshua Hare, Mr. Neil Hare, for public relations, information technology and web development services. Payment of invoices for services provided are made in cash or through the issuance of equity as mutually agreed to by the parties. Amounts incurred amounted to approximately $126,000 and $10,000 during the year ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company owed $0 to the related entity.

We are a licensee under an exclusive license agreement with JMHMD Holdings, LLC, an affiliate of Dr. Hare, for the use of CD271+ cellular therapy technology, a subpopulation of bone marrow-derived MSCs. We are required to pay a royalty of one percent of the annual net sales of the licensed product(s) used, leased, or sold by or for us by any sub-licensees. If we sublicense the technology, we are also required to pay an amount equal to 10% of the net sales of the sub-licensees. The agreement is to remain in effect until either the date all issued patents and filed patent applications have expired or been abandoned, or 20 years after the date of FDA approval of the last commercialized product or process arising from the patent rights, whichever comes later. There were no license fees due as of December 31, 2022 and 2021 pertaining to this agreement. The Company to date has not incurred any royalty or sublicense related expense but has paid $45,000 in license fees ($10,000 per year for 2021, 2020 and 2019) and for a $15,000 extension fee. In addition, the Company paid legal fees of approximately $17,000 and $42,000 for each of the years ended December 31, 2022 and 2021, in connection with the patent prosecution, issuance, and maintenance fees related to CD271+ technology.

We entered into a consulting services agreement with Dr. Hare in November 2014 (the “Agreement”). The Agreement has an initial term of ten (10) years, with automatic renewals thereafter for four (4) year terms unless either party determines not to renew, provides for an initial annual fee structure of $250,000 and eligibility to participate in any incentive compensation programs that are established for the Company. Under the terms of the Agreement, if Dr. Hare’s employment is terminated without Cause (as defined in the Agreement), Dr. Hare is entitled to receive a lump sum payment equal to the sum of (i) annual fees through the date of termination to the extent not previously paid, (ii) annual fees from the date of termination through the end of the Term (as though no termination had occurred), and (iii) any accrued but unpaid expenses. In the event Dr. Hare resigns for Good Reason (as defined in the Agreement), then, subject to executing a release of claims and complying with 12-month non-solicit and non-compete covenants, Dr. Hare would be entitled to receive a lump sum payment equal to the sum of (i) annual fees through the date of termination to the extent not previously paid, (ii) annual fees from the date of termination through the end of the Term (as though no termination had occurred), plus an additional three (3) years, which shall include an annual increase in said fees of ten percent per year for each of the additional three (3) years, and (iii) any accrued but unpaid expenses. If Dr. Hare terminates the Agreement without Good Reason, then he shall receive the sum of (i) annual fees through the date of termination to the extent not previously paid, and (ii) any accrued but unpaid expenses. For purposes of this paragraph, Term is defined in the Agreement as the period commencing on the effective date and continuing through the tenth (10th) anniversary of the effective date. Upon Dr. Hare’s death or disability during the Term of the Agreement, he is entitled to receive any accrued and unremunerated fees or expenses; provided, however, that the Board has the discretion to choose to continue to pay fees for any period of time following a determination of disability.

The Agreement acknowledges that Dr. Hare is employed by University of Miami (UM), and remains subject to UM’s policies, and also acknowledges that he serves as a consultant to enumerated outside entities. The Agreement outlines Dr. Hare’s obligations with respect to confidentiality, ownership of information, inventions and original works, contains a non-competition covenant with respect to Dr. Hare’s associations during his time with the Company and for a period of two (2) years thereafter, and contains non-solicitation and non-disparagement obligations.

Under the terms of the Agreement, in calendar year 2022, Dr. Hare was paid $167,000 and received 48,140 immediately vesting Restricted Stock Units, with a grant date fair value of $207,002.

DILUTION

If you invest in our Class A common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our Class A common stock and the adjusted net tangible book value per share of our Class A common stock after this offering.

Our net tangible book value as of March 31, 2023 was approximately $13,893,000, or approximately $0.66 per share, based on the shares of our Class A common stock and Class B common stock issued and outstanding as of such date. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities divided by the total number of shares outstanding.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our Class A common stock in this offering and the net tangible book value per share of our Class A common stock immediately following the completion of this offering.

After giving effect to the sale of            rights offered by this prospectus at the public offering price of $            per share, after deducting the estimated dealer-manager fees, commissions and our estimated offering expenses, our pro forma net tangible book value as of March 31, 2023 would have been approximately $            or approximately $            per share respectively. This represents an immediate increase in net tangible book value of approximately $            per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of approximately $            per share to purchasers of our Class A common stock in this offering, as illustrated by the following table:

Public offering price for one share of Class A common stock	$
Net tangible book deficit per share as of March 31, 2023	$	( )
Increase per share attributable to new investors	$
Pro forma net tangible book value per share as of March 31, 2023 after giving effect to this offering	$
Dilution per share to new investors	$

The discussion of dilution, and the table quantifying it, assume no exercise of any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

The table above excludes the following potentially dilutive securities as of July 13, 2023:

•        1,271,399 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price as of July 13, 2023 of $17.26 per share. As noted elsewhere in this prospectus, holders of PIPE Warrants also have rights to a downward adjustment in the exercise price for 1,169,288 of these warrants if the deemed subscription price is below the current warrant exercise price.

•        102,754 shares issuable upon the vesting of RSUs under the Company’s 2021 Incentive Award Plan.

•        125,000 shares issuable upon the vesting of PSUs under the Company’s 2021 Incentive Award Plan.

•        401,681 stock options outstanding with an average exercise price as of July 13, 2023 of $6.07 issuable under the Company’s 2021 Incentive Award Plan.

To the extent that any of these RSUs, options or warrants are exercised or the restricted shares vest, these will cause dilution per share to the investors purchasing securities in this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2023 on:

•        an historical basis; and

•        an as adjusted basis, reflecting the issuance of shares of Class A common stock offered by this prospectus, at $            per share, assuming net proceeds of approximately $            , after offering expenses payable by us.

You should read the following table in conjunction with the sections entitled “Use of Proceeds,” and “Description of Capital Stock” in this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited financial statements and related notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2022, and our unaudited financial statements and related notes thereto in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are incorporated by reference into this prospectus. Please read “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

	As of March 31, 2023 (unaudited)
	Actual	As Adjusted
	(in thousands, except per share data)
Cash and cash equivalents	4,984	$
Marketable securities	8,693
Stockholders’ equity
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2023.	—
Class A Common Stock, $0.001 par value per share, 84,295,000 shares authorized, 6,163,050 shares issued and outstanding at March 31, 2023.	6
Class B Common Stock, $0.001 par value per share, 15,705,000 shares authorized, 14,871,085 shares issued and outstanding at March 31, 2023.	15
Additional paid-in capital	84,116
Stock subscription receivable	(100)
Accumulated deficit	(67,420)
Accumulated other comprehensive loss	(299)
Total stockholders’ equity	16,318
Total capitalization	$16,318	$

Equity Compensation Plans

Summary equity compensation plan data —

The following table sets forth information, as of June 30, 2023, about our equity compensation plans in effect as of that date:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	629,435	$6.07	2,072,525
Equity compensation plans not approved by security holders	—	—	—
Totals	629,435	$6.07	2,072,525

____________

(1)      Represents outstanding awards pursuant to the Company’s 2021 Plan. Represents shares of Class A common stock. Shares of Class B common stock are not authorized for issuance under the 2021 Plan.

(2)      Shares of common stock that are subject to any award (e.g., options, restricted stock units, etc.) pursuant to the 2021 Plan will count against the aggregate number of shares of common stock that may be issued as one share for every share issued.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on The Nasdaq Capital Market under the symbol “LGVN.” As of July 13, 2023, the last reported sale price of the common stock as reported on Nasdaq was $3.35 per share. As of July 13, 2023, there were approximately 14 holders of record of Class A common stock and 12 holders of record of Class B common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Transfer Agent and Registrar

The Transfer Agent and registrar for our Class A common stock and Class B common stock is Colonial Stock Transfer Company, Inc.

Dividends

We have never declared nor paid any cash dividends, and currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Lock-Up and Market Standoff Agreements

All of our directors and executive officers will be subject to lock-up agreements or market standoff provisions that, subject to certain exceptions, prohibit them from directly or indirectly offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to purchase, granting any option, right or warrant to purchase or otherwise transferring or disposing of any shares of our Class A common stock or Class B common stock, options to acquire shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock, whether now owned or hereafter acquired, or entering into any swap or any other agreement or any transaction that transfer, in whole or in part, directly or indirectly, the economic consequence of ownership, for a period expiring 14 days following the expiration of the Rights Offering (including any extensions), without the express prior written consent of the dealer-manager. Notwithstanding the foregoing, such restrictions and limitations shall not apply to any transfers, sales or assignments by directors and executive officers with respect to the Subscription Rights held by them that are issued pursuant to the Rights Offering.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of (i) 84,295,000 shares of Class A common stock, par value $0.001 per share, (ii) 15,705,000 shares of Class B common stock, par value $0.001 per share and (iii) 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion.

Voting.    Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to five votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Delaware law or our Certificate of Incorporation. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

(1)    if we were to seek to amend our Certificate of Incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

(2)    if we were to seek to amend our Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Our Certificate of Incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of the voting power of our outstanding capital stock can elect all of the directors then standing for election. Our Certificate of Incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our Certificate of Incorporation and Bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our Certificate of Incorporation. See “— Anti-Takeover Provisions — Amendment of Charter Provisions” below.

Dividends.    Holders of common stock are entitled to receive proportionately any dividends as may be declared by our Board of Directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

Liquidation.    In the event of our liquidation or dissolution, the holders of our Class A common stock and Class B common stock will be entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock will be subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Change of Control Transactions.    In the case of any distribution or payment in respect of the shares of our Class A common stock or Class B common stock upon a merger or consolidation with or into any other entity, or other substantially similar transaction, the holders of our Class A common stock and Class B common stock will be treated equally and identically with respect to shares of Class A common stock or Class B common stock owned by them; provided, however, shares of each class may receive, or have the right to elect to receive, different or disproportionate consideration if the only difference in the per share consideration is that the shares to be distributed to a holder of a share Class B common stock have five times the voting power of any securities distributed to a holder of a share of Class A common stock.

Subdivisions and Combinations.    If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class will be subdivided or combined in the same manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class.

Conversion.    Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our Certificate of Incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, distributions or transfers of shares out to owners of a stockholder, or to partnerships, corporations, and other entities exclusively owned by the stockholder or their family members, as well as affiliates, subject to certain exceptions. Once converted or transferred and converted into Class A common stock, the Class B common stock may not be reissued.

Rights and Preferences.    Holders of our common stock have no preemptive, conversion or Subscription Rights, and there are no redemption or sinking funds provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable.    All of our outstanding shares of Class A common stock and Class B common stock are fully paid and nonassessable.

Outstanding Warrants

As of July 13, 2023, we had 1,271,399 shares of Class A common stock issuable upon exercise of outstanding common stock warrants, at a weighted average exercise price of $ 17.26 per share.

Common Stock Warrants Issued to Participants in February 2021 IPO

Pursuant to our IPO in February 2021, the underwriter received warrants to purchase 106,400 shares of Class A common stock shares (the “IPO Underwriter Warrants”). The IPO Underwriter Warrants are exercisable at any time and from time to time, in whole or in part, during the four and a half-year period commencing August 12, 2021, at a price of $12.00 per share. During 2021, the underwriters assigned 95,760 of the IPO Underwriter Warrants to employees. As of March 31, 2023, 51,061 of the IPO Underwriter Warrants have been exercised, which provided net proceeds to the Company of $0.6 million.

Common Stock Warrants Issued to Participants in December 2021 Offering

On December 3, 2021, the Company completed a private placement with several investors, wherein a total of 1,169,288 shares of the Company’s Class A common stock were issued at a purchase price of $17.50 per share, with each investor also receiving a warrant to purchase up to a number of shares of Class A common stock equal to the number of shares of Class A common stock purchased by such investor in the private placement, at an exercise price of $17.50 per share (the “Purchaser Warrants”), for a total purchase price of approximately $20.5 million (the “2021 PIPE Offering”). The Purchaser Warrants are immediately exercisable, expire five years from the date of issuance and have certain downward pricing adjustment mechanisms, subject to a floor, as set forth in greater detail therein and below. In addition, the Company granted the warrants to the Placement Agent for the 2021 PIPE Offering, under similar terms, to purchase 46,722 shares of Class A common stock at an exercise price of $17.50 per share (the “Representative Warrants” and, together with the Purchaser Warrants, the “PIPE Warrants”).The PIPE

Warrants have an initial exercise price of $17.50 per share. The Purchaser Warrants contain a downward pricing adjustment mechanism, which will be triggered by the Rights Offering if the deemed subscription price of each share is below the current exercise price of the Purchaser Warrants. If triggered, the adjustment mechanism will reduce the exercise price of the Purchaser Warrants to the higher of (i) the subscription price of each share and (ii) $5.25. The Representative Warrants do not contain such a downward pricing adjustment mechanism. The PIPE Warrants are currently exercisable at any time and from time to time, in whole or in part, and will expire on December 3, 2026, the fifth anniversary of the original issuance date.

General Terms of the IPO Warrants and the PIPE Warrants

Adjustment.    For so long as the IPO Warrants and the PIPE Warrants (together, the “warrants”) remain outstanding and notwithstanding any prior adjustments, the exercise price and number of shares of Class A common stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) with respect to the Purchaser Warrants, as the Company’s Board of Directors deems appropriate (subject to the prior written consent of the warrant holder), (b) upon (i) payment of a stock dividend or other distribution or distributions on shares of its common stock or any securities which would entitle the holder thereof to acquire shares the Company’s common stock at any time (referred to as “common stock equivalents”), (ii) subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) of shares of common stock, (iii) combination (by reverse stock split or otherwise) of shares of common stock, or (iv) reclassification of shares of common stock, and (c) with respect to the Purchaser Warrants, upon the issuance or announcement of contemplated issuance of shares of common stock or common stock equivalents for consideration per share less than the exercise price of the Purchaser Warrants (a “Dilutive Issuance”), except for certain exempt issuances as set forth therein. The Rights Offering is a Dilutive Issuance, which will cause a downward adjustment to the initial exercise price of the Purchaser Warrants.

Rights upon Distribution of Assets.    With respect to the PIPE Warrants, in the event that the Company declares or makes any dividend or other distribution of its assets to holders of its common stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of common stock acquirable upon exercise of the PIPE Warrant. The IPO Underwriter Warrants do not contain such dividend or distribution rights.

Fundamental Transaction.    In the event of a fundamental transaction, as described in the PIPE Warrants and generally including the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person or reorganization, recapitalization or reclassification or the acquisition of our outstanding common stock which results in any person or group becoming the beneficial owner of 50% of our outstanding shares of common stock, the holders of the PIPE Warrants will be entitled to receive upon exercise of the PIPE Warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the PIPE Warrants immediately prior to such fundamental transaction. Upon the occurrence of any such fundamental transaction, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the PIPE Warrants. The IPO Underwriter Warrants do not contain such rights.

Purchase Right.    With respect to the PIPE Warrants, any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “Purchase Right”), the holder of the PIPE Warrant will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon exercise of the PIPE Warrant. The IPO Underwriter Warrants do not contain such rights.

Transferability.    Subject to applicable laws and restrictions on transfer (and a 180-day waiting period from the effective date with respect to the IPO Underwriter Warrants), the warrants may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability.    The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed notice of exercise or exercise form accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Limitations on Exercise.    With respect to the PIPE Warrants, a holder (together with its affiliates) may not exercise any portion of the PIPE Warrant to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the warrant holder) of the outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the PIPE Warrants.

No Fractional Shares.    No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will (i) round up or down to the next whole share, in the case of the IPO Underwriter Warrants, or (ii) either pay a cash adjustment in respect of such fractional amount or round up to the next whole share, in the case of the PIPE Warrants.

Rights as a Stockholder.    Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments.    Subject to certain exceptions, any term of the warrants may be amended, modified or waived with our written consent and the written consent of the holder of such warrant.

Failure to Timely Deliver Securities.    With respect to the PIPE Warrants, upon exercise of the PIPE Warrant by the holder, if the Company or its Transfer Agent fails to deliver the securities to holder by the required share delivery date set forth in the PIPE Warrant, or if the Company did not provide the required notice to holder that a registration statement covering the issuance of the warrant shares subject to the exercise notice is not available and the Company is unable to deliver the securities without any restrictive legend, then generally, the holder may rescind the exercise in whole or in part or may require the Company to pay to the holder an amount in cash to make the investor whole in connection with the Company’s failure to timely deliver securities.

Preferred Stock

Under our Certificate of Incorporation, our Board of Directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock currently outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions

Some provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock.    The ability of our Board of Directors, without action by our stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our Board of Directors could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Dual Class Stock.    As described above in “— Common Stock — Voting,” our Certificate of Incorporation provides for a dual class common stock structure, which provides holders of our Class B common stock with significant influence over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.

Stockholder Meetings.    Our Bylaws provide that a special meeting of stockholders may be called only by the chairman of our Board of Directors, our chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our Board of Directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our Bylaws include advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

Elimination of Stockholder Action by Written Consent.    Any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken by written consent.

Staggered Board.    Our Board of Directors is divided into three classes. The directors in each class serve a three-year term, with one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors.    Our Certificate of Incorporation provides that no member of our Board of Directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting.    Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they choose. Further, as discussed above, holders of our Class B common stock are entitled to five votes for each share of Class B common stock held by them, including with respect to election of directors.

Choice of Forum.    Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (4) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or Bylaws, or (5) any action asserting a claim governed by the internal affairs doctrine. Under our Certificate of Incorporation, this exclusive form provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or the rules and regulations thereunder.

Our Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Our Certificate of Incorporation also provides that any person or entity holding, purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to these choice of forum provisions. It is possible that a court of law could rule that the choice of forum provision contained in our Certificate of Incorporation are inapplicable or unenforceable if they are challenged in a proceeding or otherwise.

Amendment of Charter Provisions.    The amendment of any of the above provisions, except for the provision making it possible for our Board of Directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.

The provisions of Delaware law, and our Certificate of Incorporation and Bylaws, could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Section 203 of the Delaware General Corporation Law.    We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the shares of our Class A common stock upon exercise of the Subscription Rights. This discussion is based upon the tax laws of the United States including the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, as of the date hereof. These laws are subject to change, possibly with retroactive effect. The discussion does not address any state, local or non-U.S. tax consequences. We have not sought, and will not seek, any rulings from the IRS, regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of Subscription Rights acquired through the Rights Offering by persons holding shares of our stock, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our Class A common stock that are different from those discussed below.

The immediately following discussion applies only to U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a holder of our stock that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (x) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This discussion applies only to U.S. Holders that hold their Class A common stock received upon exercise of the subscription privilege or the over-subscription privilege as a capital asset for tax purposes. It does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax consequences other than income taxation (such as estate or gift taxation).

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, but not limited to, financial institutions, brokers and dealers in securities or currencies, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who hold their shares as part of a straddle, hedge, conversion or other risk-reduction transaction, persons liable for the alternative minimum tax, persons who have received their stock pursuant to which the Subscription Rights in the Rights Offering have been granted through the exercise of employee stock options or otherwise as compensation for services, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, U.S. expatriates, and persons whose functional currency is not the U.S. dollar and foreign taxpayers. This discussion does not address U.S. holders which beneficially hold our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the Subscription Rights or holds the Class A common stock received upon exercise of the subscription privilege or the over-subscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the receipt and ownership of the Subscription Rights or the ownership of the Class A common stock received upon exercise of the Subscription Rights or, if applicable, upon exercise of the over-subscription privilege.

Based on the facts and subject to the limitations set forth herein, the statements of law or legal conclusions set forth in this discussion constitute the opinion of Buchanan Ingersoll & Rooney PC, our tax counsel, as to the material United States federal income tax consequences to U.S. Holders of the Rights Offering.

Holders of common stock are urged to consult their own tax advisors as to the specific tax consequences of the rights offering to them, including the applicable federal, state, local and foreign tax consequences of the rights offering to them and the effect of possible changes in tax laws.

TAX CONSEQUENCES TO U.S. HOLDERS

Tax consequences of the Receipt of Subscription Rights by Common Stockholders

For the reasons set forth below, the company’s tax counsel has reached an opinion that the distribution of the Subscription Rights to the common stockholders should be non-taxable to the common stockholders, but counsel is unable to opine conclusively that such distribution will be nontaxable.

As a general rule under Section 305(a) of the Code, the distribution of stock (including rights to acquire stock) by a corporation to its Class A common stockholders with respect their stock is not taxable to such stockholders.

Section 305(b) of the Code contains a number of exceptions to the general rule set forth in Section 305(a). If a distribution of stock or rights to acquire stock falls within one of these exceptions, the distribution may be taxable to the stockholders in the manner set forth below.

Section 305(b)(2) provides that Section 305(a) does not apply to a “disproportionate distribution,” and such distributions are therefore taxable. A “disproportionate distribution” is a distribution (or a series of distributions) that results in (i) the receipt of property by some stockholders, and (ii) an increase in the proportionate interest of other stockholders in the assets or earnings and profits of the distributing corporation. (Under Section 317(a), the term “property” means money, securities and any other property, but the term does not include stock in the corporation making the distribution or rights to acquire such stock). Treasury Regulation 1.305-3(b)(5) provides that, for purposes of determining whether a distribution or a series of distributions has the result of a disproportionate distribution, there shall be treated as outstanding stock of the distributing corporation any right to acquire such stock (whether or not exercisable during the taxable year), and (ii) any security convertible into stock of the distributing corporation (whether or not convertible during the taxable year). Treasury Regulation 1.305-3(b)(6) provides that, in cases where there is more than one class of stock outstanding, each class of stock is to be considered separately in determining whether a shareholder has increased his proportionate interest in the assets or earnings and profits of a corporation. The individual shareholders of a class of stock will be deemed to have an increased interest if the class of stock as a whole has an increased interest in the corporation. A “series of distributions” encompasses all distributions (whether or not pursuant to a plan) made or deemed made by a corporation which have the result of the receipt of cash or property by some stockholders and an increase in the proportionate interests of other stockholders. Under Treasury Regulation 1.305-3(b)(4), the receipt of cash or property within 36 months (before or after) the distribution of stock or stock rights may be taken into account in determining whether a disproportionate distribution has occurred. (Receipts of cash or property outside of this 72-month window are not taken into account unless made pursuant to a plan.)

In the rights distribution, the stockholders are not receiving cash or property (since the term “property” does not include stock in the corporation or the right to acquire stock). They are receiving only the right to acquire additional Class A common stock in the company. Moreover, the company has not made any other distributions of cash, stock, stock rights or other property to stockholders during the previous 36 months. However, while we have not made any distributions of cash or property on our stock during the last 36 months, if we were to make a distribution in cash or other property on our stock within the 36 month period following the distribution of the Subscription Rights, such distribution could cause the receipt of the Subscription Rights to be treated as part of a disproportionate distribution. In addition, the company has options, warrants and convertible debt outstanding, all of which may be treated as stock for purposes of determining whether there has been a disproportionate distribution. Under certain circumstances impossible to predict (such as a failure to properly adjust an option price in connection with a stock distribution), the existence of these stock rights could cause the receipt of Subscription Rights pursuant to this offering to be part of a disproportionate distribution, as contemplated in Code Section 305(b)(2). We further note that there is a general lack of authority directly addressing the application of Section 305 of the Code to rights offerings.

Given the general lack of authority and the uncertainty of the potential effect that future actions could have on the tax treatment of the distribution of the current Subscription Rights to common stockholders, and the existence of other stock rights, our tax counsel is unable to definitively opine that such distribution will be nontaxable, but it has reached an opinion that such distribution should be non-taxable to the common stockholders. Based on the opinion of tax counsel, we will take the position that the Subscription Rights issued to the common stockholders pursuant to the Rights Offering are not part of a disproportionate distribution and that the distribution of the Subscription Rights is not a taxable event to the common stockholders. If this position were finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to U.S. Holders in the manner described under “— Alternative Treatment of Subscription Rights if the Rights Offering is Considered Taxable”

Other Tax Consequences to U.S. Holders Assuming the Rights Offering is Considered Non-Taxable

If on the date that the Subscription Rights are received by a U.S. Holder the fair market value of the Subscription Rights received is less than 15% of the fair market value of the holder’s existing shares of stock (with respect to which the Subscription Rights are distributed), the Subscription Rights will be allocated a zero dollar basis for U.S. federal income tax purposes, unless the U.S. Holder elects to allocate its basis in its existing shares of stock between its existing shares of stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of stock and the Subscription Rights, determined on the date of receipt of the Subscription Rights. If a U.S. Holder chooses to allocate basis between its existing shares and the Subscription Rights, it must make this election on a statement included with a timely filed tax return (including extensions) for the taxable year in which the Subscription Rights are received. Such an election is irrevocable. Holders should consult their own tax counsel about making this election.

However, if the fair market value of the Subscription Rights received is 15% or more of the fair market value of the holder’s existing shares of stock on the date that the Subscription Rights are received, then the holder must allocate its basis in its existing shares of stock between those shares and the Subscription Rights received in proportion to their fair market values determined on the date of receipt of the Subscription Rights.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, a U.S. Holder should consider all relevant facts and circumstances, including any difference between the subscription price of the Subscription Rights and the trading price of our shares of Class A common stock on the date that the Subscription Rights are distributed, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are transferable.

Exercise of Subscription Rights

A U.S. Holder will not recognize gain or loss upon the exercise of a Subscription Right received in the Rights Offering. See, e.g., Rev. Rul. 72-265. The holder’s adjusted tax basis, if any, in the Subscription Right (as described above) plus the subscription price, will be the holder’s basis in the Class A common stock acquired upon exercise of the Subscription Right.

Under Code section 1223(5) the holding period of shares of Class A common stock acquired upon exercise of a Subscription Right will begin on the date of exercise.

If a U.S. Holder exercises a Subscription Right after disposing of the shares of our stock with respect to which such Subscription Right was received, then certain aspects of the tax treatment of the exercise of the Subscription Right are unclear, including (1) the allocation of tax basis between the shares of stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our stock previously sold and (3) the impact of such allocation on the tax basis of the shares of our Class A common stock acquired upon exercise of the Subscription Right. A U.S. Holder who exercises a Subscription Right received in the Rights Offering after disposing of shares of our stock with respect to which the Subscription Right is received should consult its own tax advisor.

Expiration of Subscription Rights

If a U.S. Holder allows Subscription Rights received in the Rights Offering to expire, it will not recognize any gain or loss for U.S. federal income tax purposes with respect to the rights. The holder should re-allocate to its existing stock any portion of the tax basis in its existing stock that was previously allocated to the Subscription Rights.

Alternative Treatment of Subscription Rights if the Rights Distribution is Considered Taxable

If the IRS were to successfully assert that the distribution of the Subscription Rights in the Rights Offering resulted in a “disproportionate” distribution (or was otherwise taxable pursuant to Section 305(b)) each U.S. Holder would be considered to have received a distribution with respect to such holder’s stock in an amount equal to the fair market value, on the date of distribution, of the Subscription Rights received. This distribution generally would be taxed as a dividend distribution to the extent of the holder’s ratable share of our current and accumulated earnings and profits. The amount of any distribution in excess of our earnings and profits would be applied to reduce (but not below zero) the holder’s tax basis in its stock, and any remaining excess generally would be taxable as capital gain (long-term, if the holder’s holding period with respect to its capital stock is more than one year as of the date of distribution, otherwise short-term).

Tax basis and holding period

The holder’s tax basis in the Subscription Rights received pursuant to a taxable Rights Offering would be equal to the fair market value of the Subscription Rights on the date of distribution. The holding period for the Subscription Rights would begin upon receipt.

Expiration of the rights

If the receipt of Subscription Rights pursuant to this offering is taxable, and a U.S. Holder allows the Subscription Rights received in this offering to expire, then such U.S. Holder should recognize a short-term capital loss equal to such U.S. Holder’s tax basis in the expired Subscription Rights. A U.S. Holder’s ability to use any capital loss may be subject to limitations.

If the Subscription Rights expire without exercise after the holder has disposed of all or a portion of its shares of stock, the holder should consult its own tax advisor regarding the ability to recognize a loss (if any) on the expiration of the Subscription Rights.

Exercise of the Subscription Rights; Tax Basis and Holding Period of the Shares

The exercise of taxable Subscription Rights by a holder will not be a taxable transaction for U.S. federal income tax purposes. Accordingly, the holder’s tax basis in the shares acquired upon exercise of the Subscription Rights will equal the sum of the price paid for the shares and the holder’s tax basis (as determined above), if any, in the Subscription Rights exercised. The holding period of the shares will begin on the day the Subscription Rights are exercised.

Tax Consequences of Owning and Disposing of Class A common stock Acquired Through the Exercise of the Subscription Rights (Common Stockholders)

The following discussion applies to the Class A common stock acquired by U.S. Holders following the exercise of their Subscription Rights.

Distributions

Distributions with respect to the shares of our Class A common stock that are acquired upon exercise of Subscription Rights will be taxable as dividend income, when actually or constructively received, to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If the amount of a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its shares of our Class A common stock, and thereafter as capital gain.

Distributions received by certain non-corporate U.S. holders with respect to shares of our Class A common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the U.S. holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of Class A common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction.

Dispositions

If a U.S. Holder sells or otherwise disposes of, in a taxable transaction, shares of Class A common stock acquired upon exercise of Subscription Rights, it will recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential tax rates. The deductibility of capital losses is subject to limitations.

Additional Medicare Tax on Net Investment Income

An additional 3.8% tax (the so-called “Medicare Tax”) will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, with Modified Adjusted Gross Income in excess of threshold amounts. Among other items, “net investment income” generally includes gross income from dividends and net gain from the disposition of property, such as our capital stock, less certain deductions. U.S. Holders should consult their tax advisor about the Medicare tax.

Information Reporting and Backup Withholding

U.S. Holders may be subject to information reporting and/or backup withholding with respect to the gross proceeds from the disposition of shares of our Class A common stock acquired through the exercise of Subscription Rights. Backup withholding (at the then applicable rate) may apply if the U.S. Holder (1) fails to furnish a social security or other taxpayer identification number (“TIN”), (2) furnishes an incorrect TIN, (3) fails to report interest or dividends properly or (4) fails to provide a certified statement on IRS Form W-9, signed under penalty of perjury, that the TIN provided is correct, that it is not subject to backup withholding and that it is a U.S. person for U.S. federal income tax purposes. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle the U.S. Holder to a refund with respect to) its U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate their exempt status if requested. U.S. Holders are urged to consult their own tax advisor as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS TO SHARES OF OUR CLASS A COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES, UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES, OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

WE ARE NOT PROVIDING ANY INFORMATION AS TO TAX CONSEQUENCES FOR NON-U.S. PERSONS AS A RESULT OF THIS OFFERING. HOLDERS OF SUBSCRIPTION RIGHTS TO SHARES OF OUR CLASS A COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE TAX LAWS OF THEIR PARTICULAR JURISDICTIONS AND SITUATIONS AND THE CONSEQUENCES, UNDER ESTATE AND GIFT TAX LAWS, FOREIGN, OTHER LAWS AND TAX TREATIES, OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES.

PLAN OF DISTRIBUTION

As soon as practicable after August 18, 2023, the Record Date for the Rights Offering, we will distribute the Subscription Rights and Rights Certificates with respect to every share of common stock beneficially owned or share of Class A common stock underlying a Participating Warrant owned and settled as of 5:00 p.m., Eastern Time, on August 16, 2023. If you wish to exercise your Subscription Rights and purchase shares of our Class A common stock, you should complete the Rights Certificate and return it with payment for the shares to the Subscription Agent, Colonial Stock Transfer Company, Inc., 7840 S 700 E, Sandy, UT 84070.

See “Methods for Exercising Subscription Rights.” If you have any questions or need further information about the Rights Offering, please call Okapi Partners LLC, our Information Agent for the Rights Offering, at (212) 297-0720 (bankers and brokers) or (844) 201-1170 (all others) or email at info@okapipartners.com.

Sales by Principal Stockholders, Directors and Executive Officers

This prospectus may be used to cover the sales of Subscription Rights by our principal stockholders and certain of our directors and executive officers. None of our principal stockholders or such directors and executive officers have entered into any binding commitment or agreement to subscribe for Subscription Rights received in this Rights Offering. Our principal stockholders are Joshua M. Hare, co-founder, Chief Science Officer and Chairman, and Donald M. Soffer, co-founder and former member of our Board of Directors. Dr. Hare has indicated an intention to participate in the Rights Offering, but has entered into no commitment to do so. There can be no assurances any of our principal stockholders will participate in the Rights Offering. Some of our directors and executive officers may solicit responses from holders of Subscription Rights, but we will not pay them any commissions or special compensation for these activities.

Dealer-Manager

R.F. Lafferty is the dealer-manager of this offering and under the terms and subject to the conditions contained in the dealer-manager agreement between us and the dealer-manager. R.F. Lafferty will provide marketing assistance and advice to our company in connection with this offering. We have agreed to pay R.F. Lafferty up to 6.0% of the gross proceeds of this offering in cash and to pay R.F. Lafferty a non-accountable expense fee of 0.8% of the gross proceeds of this offering and an out-of-pocket accountable expense allowance of 0.2% of the gross proceeds of this offering. We have agreed to indemnify R.F. Lafferty and its affiliates against, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. R.F. Lafferty’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement.

R.F. Lafferty has additionally agreed to use its best efforts to place any unsubscribed shares of Class A common stock registered hereunder at the subscription price for an additional period of up to 45 days following the expiration of the Rights Offering. The number of shares of Class A common stock that may be sold by us during this 45 day period will depend upon the number of shares of Class A common stock that remain available hereunder following the subscription and exercise of Subscription Rights. For any such unsubscribed shares of Class A common stock placed by R.F. Lafferty after the expiration of the Rights Offering, we have agreed to pay R.F. Lafferty a placement fee equal to 6% of such sales, in lieu of the dealer-manager fee, together with a continuing 0.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2%, with such placement fee and expenses to be calculated in respect of the total gross proceeds paid to and received by us for subscriptions accepted by us from investors in connection with such placement of Class A common stock and such placement fee and expenses not to exceed the aggregate amounts that would have otherwise been received by R.F. Lafferty if the Rights Offering were to have been fully subscribed. Neither the placement fee nor expense allowance in connection with the placement of the Class A common stock after expiration of the Rights Offering will be payable with respect to any shares purchased as result of the exercise of any basic subscription right or over-subscription privilege in the Rights Offering. The dealer-manager agreement also provides that the dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of the dealer-manager. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

We have agreed to grant to R.F. Lafferty a right of first refusal for a period ending on December 31, 2024 to act as our investment banker on any subsequent equity or equity linked offerings by us if the gross proceeds in this offering are equal to or greater than $10 million. If we wish to terminate such right of first refusal, we are required to pay R.F. Lafferty 1% of the gross proceeds raised in all aggregate offerings pursuant to our engagement letter with R.F. Lafferty in accordance with FINRA Rule 5110.

The maximum commission to be received by any independent broker-dealer or any member of FINRA will not be greater than 8% of the gross proceeds from the exercise of subscription rights in this offering.

Other than as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered hereby.

We have agreed to pay the Subscription Agent and Information Agent customary fees plus certain expenses in connection with the Rights Offering. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the Rights Offering or subsequent re-offer.

Lock-Up Agreements

All of our directors and executive officers will enter into a lock-up agreement that, subject to certain exceptions, prohibit them from directly or indirectly offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to purchase, granting any option, right or warrant to purchase or otherwise transferring or disposing of any shares of our Class A common stock or Class B common stock, options to acquire shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock, whether now owned or hereafter acquired, or entering into any swap or any other agreement or any transaction that transfer, in whole or in part, directly or indirectly, the economic consequence of ownership, for a period expiring 14 days following the expiration of this offering (including any extensions), without the express prior written consent of R.F. Lafferty. Notwithstanding the foregoing, such restrictions and limitations shall not apply to any transfers, sales or assignments by directors and executive officers with respect to the Subscription Rights held by them that are issued pursuant to the Rights Offering.

Electronic Distribution

This prospectus may be made available in electronic format on websites or via email or through other online services maintained by the company and/or the dealer-manager. Other than this prospectus in electronic format, the information on the company’s and/or dealer-manager’s websites and any information contained in any other websites maintained by the company and/or dealer-manager is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the dealer-manager, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the dealer-manager agreement. A copy of the dealer-manager agreement is included as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” on page 60.

Regulation M Restrictions

The dealer-manager may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the dealer-manager would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of any purchases and sales of securities by the dealer-manager acting as a principal. Under these rules and regulations, the dealer-manager must not engage in any stabilization activity in connection with our securities, and must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act.

Price Stabilization, Short Positions

No person has been authorized by our company to engage in any form of price stabilization in connection with the Rights Offering.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby and certain other legal matters will be passed upon for us by Buchanan Ingersoll & Rooney PC, Pittsburgh, Pennsylvania. Certain attorneys affiliated with Buchanan Ingersoll & Rooney PC own approximately 20,000 shares of Class A common stock. The dealer-manager is being represented by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The financial statements of Longeveron Inc. (i) as of December 31, 2022 and for the year then ended, incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”), have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report; and (ii) as of December 31, 2021 and for the year then ended, incorporated in this prospectus by reference from the 2022 10-K, have been audited by MSL, P.A., an independent registered public accounting firm, as stated in their report, which reports are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We make periodic and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. Our website address is http://longeveron.com. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement:

•        our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 14, 2023;

•        our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 12, 2023;

•        our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023; and

•        our Current Reports on Form 8-K filed with the SEC on January 27, 2023, February 28, 2023, April 10, 2023, June 5, 2023, June 12, 2023, July 5, 2023 and July 20, 2023.

In addition to the filings listed above, any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of this registration statement and prior to effectiveness of this registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities included in this prospectus, however, we will not incorporate by reference any document or portions thereof that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Longeveron Inc.
1951 NW 7th Avenue, Suite 520
Miami, FL 33136
(305) 909-0840

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

             Subscription Rights to purchase shares of Class A common stock
at $            per share and              shares of Class A common stock
issuable upon the exercise of Subscription Rights or subsequent placement

___________________________

PRELIMINARY PROSPECTUS

___________________________

            , 2023

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than dealer-manager fees to be paid by us in connection with the offering of securities described in this registration statement. All amounts are estimates except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$3,306
Nasdaq listing fee	*
Subscription Agent fees and expenses	*
Information Agent fees and expenses	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

____________

*        To be included by amendment

Item 14.     Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Class A common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 15.     Recent Sales of Unregistered Securities.

Set forth below is information regarding unregistered securities issued by us within the past three years. Also included is the consideration received by us for such unregistered securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

•        In March 2020, we completed the sale of 22,902 Series C units to accredited investors for an aggregate purchase price of $1,374,120, or $60.00 per unit.

•        During the nine months ended September 30, 2021, we issued a total of 163,719 unregistered shares of Class A common stock, with an aggregate value of $1.2 million, as consideration under various pre-existing consulting and license agreements. More specifically, of the amount noted in the prior sentence, 110,387 shares were issued to University of Miami and 53,332 shares were issued to the Company’s investor relations consultants. The issuance of securities in the transactions described above were each exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder.

•        On November 30, 2021, we entered into a Purchase Agreement with the Purchasers (as defined therein) for the purchase and sale of (a) an aggregate of 1,169,288 shares of our Class A common stock and warrants to purchase 1,169,288 shares of Class A common stock at an initial exercise price of $17.50 per share (the “PIPE Warrants”), at a combined purchase price of $17.50 per share of Class A common stock and PIPE Warrants. The shares of Class A common stock and the PIPE Warrants were issued at a closing on December 3, 2021 pursuant to the terms of the Purchase Agreement.

The offer and sale of all securities listed in this item 15 was made to a limited number of accredited investors and qualified institutional buyers in reliance upon exemptions from the registration requirements pursuant to Section 4(a)(2) under the Securities Act and Regulation D promulgated under the Securities Act. Individuals who purchased securities as described above represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions.

Item 16.     Exhibits and Financial Statement Schedules.

(a)     Exhibits.

Exhibit Number	Description of Exhibit
1.1*	Form of Dealer-Manager Agreement with R.F. Lafferty & Co. Inc.
2.1	Plan of Conversion, incorporated by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 10-K filed March 30, 2021
2.2	Certificate of Conversion of Longeveron LLC, incorporated by reference to Exhibit 2.2 to the Registrant’s Annual Report on Form 10-K filed March 30, 2021
3.1	Certificate of Incorporation of Longeveron Inc., incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on February 16, 2021
3.2	Bylaws of Longeveron Inc., incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on February 16, 2021
3.3

First Amended and Restated Limited Liability Company Agreement of Longeveron LLC, effective December 31, 2014, incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

3.3.1

First Amendment to First Amended and Restated Limited Liability Company Agreement of Longeveron LLC, effective July 18, 2017, incorporated by reference to Exhibit 3.3.1 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

3.3.2

Second Amendment to First Amended and Restated Limited Liability Company Agreement of Longeveron LLC, effective October 5, 2017, incorporated by reference to Exhibit 3.3.2 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

3.3.3

Third Amendment to First Amended and Restated Limited Liability Company Agreement of Longeveron LLC, effective October 23, 2017, incorporated by reference to Exhibit 3.3.3 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

3.3.4

Fourth Amendment to First Amended and Restated Limited Liability Company Agreement of Longeveron LLC, effective October 15, 2023, incorporated by reference to Exhibit 3.3.4 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

4.1

Specimen Class A common stock Certificate evidencing the shares of Class A common stock, incorporated by reference to Exhibit 4.1 on Registrant’s Registration Statement No. 333-252234 filed February 3, 2021

4.2*†	Form of Transferable Subscription Rights Certificate
5.1*	Opinion of Buchanan Ingersoll & Rooney PC
8.1*	Tax Opinion of Buchanan Ingersoll & Rooney PC
10.1

Exclusive License Agreement dated November 20, 2014, between the University of Miami and Longeveron LLC, incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

10.1.1

Amendment to Exclusive License Agreement dated December 11, 2017, between the University of Miami and Longeveron LLC, incorporated by reference to Exhibit 10.1.1 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

10.1.2

Second Amendment to Exclusive License Agreement dated March 3, 2021, between the University of Miami and Longeveron Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed March 9, 2021

10.2

Collaborative Research and Development Agreement dated March 3, 2021, between the University of Miami and Longeveron Inc., incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed March 9, 2021

10.3

License Agreement dated December 22, 2016, between JMHMD Holdings, LLC and Longeveron LLC, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

10.3.1

First Amendment to License Agreement effective December 22, 2016, by and between JMH MD Holdings, LLC and Longeveron LLC, incorporated by reference to Exhibit 10.2.1 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

10.4#

Consulting Services Agreement, dated November 20, 2014, by and between Longeveron LLC and Joshua M. Hare, M.D., incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

10.5#

Employment Agreement, effective August 12, 2020, by and between Longeveron LLC and James Clavijo, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

Exhibit Number	Description of Exhibit
10.6

Lease Agreement, dated October 6, 2015, by and between Wexford Miami, LLC and Longeveron LLC, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

10.7

Grant Agreement, dated October 1, 2020, by and between the Maryland Stem Cell Research Commission, acting by and through the Maryland Technology Development Corporation, and Longeveron LLC, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

10.8	Alzheimer’s Association Grant to Longeveron LLC, dated April 1, 2023, incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021
10.9	National Institutes of Health Grant to Longeveron LLC, dated April 26, 2023, incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021
10.10	National Institutes of Health Grant to Longeveron LLC, dated June 24, 2020, incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021
10.11

National Institutes of Health Grant to University of Maryland Baltimore, dated September 9, 2020, incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021

10.12	Paycheck Protection Program Promissory Note dated April 16, 2020, incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021
10.13	2017 Longeveron LLC Incentive Plan, dated July 18, 2017, incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021
10.14	Longeveron Inc. 2021 Incentive Award Plan, incorporated by reference to Exhibit 10.13 on Registrant’s Registration Statement No. 333-252234 filed February 3, 2021
10.15	Form of Indemnification Agreement for Officers and Directors, incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement No. 333-252234 filed February 3, 2021
10.16	Form of Securities Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed December 3, 2021
10.17	Form of Registration Rights Agreement, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed December 3, 2021
21.1	Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement No. 333-252234 filed January 19, 2021
23.1*	Consent of Marcum LLP., independent registered public accounting firm
23.2*	Consent of MSL, P.A., former independent public accounting firm
23.3*	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1 and 8.1)
24.1**	Power of Attorney (included on signature page to this Registration Statement)
24.2*	Power of Attorney
99.1*†	Form of Instructions as to Use of Transferable Subscription Rights Certificates
99.2*	Form of Letter to Stockholders and Participating Warrant Holders Who Are Record Holders
99.3*	Form of Beneficial Owner Election Form
99.4*	Form of Letter to Brokers, Dealers, Banks and Other Nominee Holders
99.5*	Form of Letter to Clients of Nominee Holders
99.6*	Form of Nominee Holder Certification
99.7*	Form of Notice of Guaranteed Delivery
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)
107*	Filing Fee Table

____________

*        Filed herewith

**      Previously filed

#        Indicates management contract or compensatory plan.

†         Portions of this exhibit (indicated by asterisks) have been redacted in accordance with Item 601(a)(6) of Regulation S-K. This information is not material and disclosure of such information would constitute an unwarranted invasion of personal privacy.

(b)    Financial Statement Schedules.    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.     Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(d)    The undersigned registrant hereby undertakes that:

(i)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on this 28th day of July, 2023.

LONGEVERON INC.
By:	/s/ Wa’el Hashad
Wa’el Hashad
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Wa’el Hashad	Chief Executive Officer and Director	July 28, 2023
Wa’el Hashad	(principal executive officer)
/s/ James Clavijo	Chief Financial Officer	July 28, 2023
James Clavijo	(principal financial officer and principal accounting officer)
/s/ *	Director	July 28, 2023
Joshua M. Hare
/s/ *	Director	July 28, 2023
Neil E. Hare
/s/ *	Director	July 28, 2023
Rock Soffer
/s/ *	Director	July 28, 2023
Cathy Ross
/s/ *	Director	July 28, 2023
Khoso Baluch
/s/ *	Director	July 28, 2023
Ursula Ungaro
Director
Douglas Losordo
/s/ *	Director	July 28, 2023
Jeffrey Pfeffer
/s/ Wa’el Hashad
* By: Wa’el Hashad, Attorney-in-Fact